                                                                    EXHIBIT 10.5


This Lease, between the parties named below as Landlord and Tenant, is dated January 17, 1996, for reference purposes only.

SALIENT LEASE TERMS AND DEFINITIONS.

1.1     Salient Lease Terms.

               a.     Rent Payment Address:
                      c/o Birtcher Property Services
                      177 Bovet Road, Suite 200
                      San Mateo, CA 94402

               b.     Parties and Notice Addresses:

                      Landlord:

                             Casiopea Venture Corporation
                             c/o Birtcher Property Services
                             177 Bovet Road, Suite 200
                             San Mateo, CA 94402

                      Tenant:

                             Virage, Inc.
                             9605 Scranton Road, Suite 240
                             San Diego, CA 92121-1768

               c.     Premises:

                      1. Name and Location of Facility where the Building is located: Bovet Office Centre

                      2.     Street Address of Building: 177 Bovet Road

                      3. Suite No. of Premises: 520, located on the fifth floor of the Building.

                      4.     Approximate No. of net rentable square feet:

                             i.     the Premises: 5,674;

                             ii.    the Building: 92,099.

               d.     Term:

                      1.     A period of five years.

                      2. Scheduled to commence on April 1, 1996, and end on March 31, 2001.


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               e.     Monthly Rent:

                      1. Initial Monthly Rent: $10,213.20/month (subject to adjustment per Exhibit F)

                      2.     Prepaid Rent: $10,213.20 (24th month)

               f.     Deposit: $10,213.20

               g. Permitted Uses: The Premises shall be used solely for the following uses: General office use, software development, and incidental uses directly related thereto.

               h.     Tenant's Percentage Share: 6%. (Subsection 5.1)

               i. Base Years: The Base Expense Year for Operating Expenses shall be calendar year 1996, and the Base Tax Year shall be the fiscal tax year 1996-1997

               j.     Landlord's Broker: Cornish & Carey Commercial Tenant's
                      Broker: Cornish & Carey Commercial

               k.     Vehicle Parking Privileges Allocated to Tenant: 20.

               l.     Contents: This Lease consists of:

                      Pages 1 through 25, and Sections 1 through 48
                      Exhibits:

                             Lease Rider No. 1
                             Lease Rider No. 2
                             Lease Rider No. 3

                             A-1.   Site Plan or Legal Description of the
                                    Facility
                             A-2.   Floor Plan of the Premises
                             B.     Work Letter
                             C.     Rules and Regulations
                             D.     Standards for Utilities and Services
                             E.     Acknowledgment of Commencement of Term
                             F.     Adjustments to Monthly Rent

        1.2 Definitions. For the convenience of the parties, a listing of certain defined terms used in this Lease is set forth below:

                   Section Where                              Section Where
   Term               Defined                Term                Defined
   ----           ----------------     ------------------    ----------------
ALTERATIONS       Subsection 9.1       OPERATING EXPENSES    Subsection 5.3.1

ASSESSMENTS       Subsection 5.2.2     OPTION                Subsection 36.1

BASE EXPENSE YEAR              Subsection 1.1(i)     PERSONAL PROPERTY          Subsection 9.3.2

BASE TAX YEAR                  Subsection 1.1(i)     PREMISES                   Subsection 1.2

BUILDING                       Subsection 1.2        REAL PROPERTY              Subsection 1.2

CASUALTY                       Subsection 23.2       READY FOR OCCUPANCY        Exhibit B

CLAIMS                         Subsection 14.1       RENT                       Subsection 4.3

COMMENCEMENT DATE              Subsection 1.2        RULES AND REGULATIONS      Section 18

DEPOSIT                        Subsection 6.1        SCHEDULED COMMENCEMENT     Subsection 1.2
                                                     DATE

ENVIRONMENTAL REQUIREMENTS     Subsection 7.1        TAXES                      Subsection 5.2.1

EVENT OF DEFAULT               Subsection 22.1.1     TENANT DELAYS              Exhibit B

FACILITY                       Subsection 1.2        TENANT IMPROVEMENTS        Exhibit B & Subsection 9.1

FORCE MAJEURE                  Section 17

GROSS RENT                     Subsection            TENANT PARTIES             Subsection 10.1
                               13.5.1(iii)

HAZARDOUS SUBSTANCE            Subsection 7.1        TENANT'S PERCENTAGE        Subsection 5.1
                                                     SHARE

LANDLORD PARTIES               Subsection 14.1       TERM                       Subsection 1.2

LAWS                           Subsection 2.2        TRANSFER                   Subsection 13.1

MINIMUM MONTHLY RENT           Subsection 4.1

        1. Lease Of Premises:

               1.1 Demising Clause. Landlord hereby leases to Tenant, and Tenant hires from Landlord, the Premises for the entire Term. Said letting and hiring are upon and subject to the terms, covenants, and conditions set forth in this Lease, including the Salient Terms and Definitions in Section 1 and the attached exhibits. Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants, and conditions applicable to Tenant hereunder. This Lease is made upon the condition of such performance. Landlord reserves to Landlord the areas beneath and above the Premises and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Premises and serving other parts of the Facility, so long as such items are concealed by walls, flooring or ceilings. Such reservation shall in no way affect the maintenance obligations imposed herein.

               1.2 Description. As used herein, the following capitalized terms shall have the indicated meanings;


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                             (a) The "Facility" shall mean that certain real
property (including the building(s), parking facilities, if any, and other improvements now located and/or subsequently constructed thereon) owned by Landlord and described in Exhibit A-1 attached hereto, said real property being described generally in Subsection 1.1(c)(1) above.

                             (b) The "Building" shall mean that certain building
in which the Premises are located, said Building being a part of the Facility and being more particularly described in Subsection 1.1(c)(2) above.

                             (c) The "Premises" shall mean that certain space
located in the Building and described in Subsection 1. I (c)(3) above and delineated on Exhibit A-2 attached hereto, which space consists of the approximate amount of rentable square footage specified in said Subsection 1.1(c)(4).

                             (d) The Term of the Lease shall be for the period
shown in Item 1.1(d) of the Salient Lease Terms commencing, subject to the provisions of the "Work Letter" attached hereto as Exhibit "B," on the date the Premises shall be tendered to Tenant ready for occupancy or such earlier date as Tenant takes possession or commences use of the Premises for any purpose including construction (the "Lease Commencement Date"). The Premises shall be deemed ready for occupancy on the date of issuance of a Certificate of Occupancy, Temporary Certificate of Occupancy or other equivalent approval by the City of San Mateo of the improvements required by this Lease to be constructed by Landlord. Landlord agrees to use its best efforts to give Tenant estimates of the schedule for completion of the improvements and to give Tenant ten (10) days prior notice of the anticipated date the Premises will be ready for occupancy. The Target Commencement Date is a date which Landlord has projected for occupancy, based upon its present estimates of construction schedules. Subject to "Force Majeure" (as that term is defined below), Tenant shall have the right to cancel this Lease in the event Landlord has not delivered the Premises to Tenant within one hundred twenty (120 days after the Target Commencement Date, as such date may be modified by the provisions of the "Work Letter" attached hereto as Exhibit "B," which right is exercisable by Tenant by delivering written notice to Landlord within five (5) business days following expiration of said one hundred twenty (120) day period. "Force Majeure" is hereby defined to mean any cause beyond the reasonable control of Landlord, including but not limited to, strikes, acts of God, war, governmental laws and regulations or restrictions, including delays in the issuance of permits, inspections and approvals, shortages of labor or materials, or delays caused by acts of Tenant as more particularly set forth in paragraph "7." of the "Work Letter" attached hereto as Exhibit "B." In the event permission is given to Tenant to enter or occupy all or a portion of the Premises prior to the Target Commencement Date, such occupancy shall be subject to all of the terms and conditions of this Lease. When the Lease Commencement Date has been determined, the parties shall execute an amendment to this Lease in the form of Exhibit "E" attached hereto and incorporated herein by this reference, stating the actual Lease Commencement Date and the date for expiration of the Term (the "Expiration Date") and setting forth an acknowledgment by Tenant that Landlord has completed all improvements to the Premises in accordance with this Lease and to the satisfaction of Tenant, subject to the items listed in a punch list, if any, delivered to Landlord.


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        2. Uses:

               2.1 Permitted Uses. Except as otherwise expressly provided herein, the Premises shall be used only for the Permitted Uses specified in subsection 1.1(g) and for no other use or purpose.

               2.2 Restriction on Use. Without limitation to the generality of the foregoing use restriction, Tenant specifically covenants and agrees that it shall not (a) do, bring, or keep, or permit to be done, brought, or kept, anything in or about the Premises that will in any way (1) obstruct or interfere with the rights of any other tenants or occupants of the Facility or injure or annoy them, (2) cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress that the floor or other portion of the Premises is designed to bear, (3) increase the existing rate of, or adversely affect, any fire or other insurance upon the Building or its contents, or (4) violate any of Landlord's Rules and Regulations; (b) use the Premises, or allow them to be used, for any residential or disreputable purpose;
(c) commit or suffer to be committed any waste in or upon the Premises or the Facility; or (d) provided such exclusive does not prohibit Tenant from primarily using the Premises for the Permitted Uses specified in Subsection 1.1(g), Tenant shall not conduct or permit to be conducted on or from the Premises activities that violate any exclusive use right presently or subsequently granted by Landlord to another tenant. Tenant, at Tenant's sole cost, shall comply with all laws, statutes, rules, regulations, ordinances, codes, licenses, permits, orders, decrees, judgments, approvals, plans, authorizations, and similar items of any local, state, or federal governmental or quasi-governmental authority (collectively, "Laws," or individually, a "Law") affecting the Premises, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy, issued pursuant to any Laws, that affects the condition, use, or occupancy of the Premises, including, but not limited to, any requirements of structural changes related to or affected by Tenant's acts or use of the Premises.

               2.3 Compliance by Other Tenants. Upon Landlord's receipt of Tenant's written notice that another tenant or occupant of the Facility is engaging in conduct prohibited by this Section, to the material detriment of Tenant, Landlord agrees to use commercially reasonable efforts, consistent with Landlord's rights under the lease of such other tenant or occupant, to cause such party to desist from such prohibited conduct. Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any such conduct on the part of other tenants or occupants of the Building.

               2.4 Compliance by Landlord. Landlord represents and warrants to Tenant that as of the Commencement Date, Tenant is or will be able to use the Premises for general office uses and that the Premises and the Building are in compliance with all laws, including the Americans with Disabilities Act ("ADA"), regulating Tenant's intended use of the Premises.

        3. Condition Of The Premises. Except as otherwise expressly provided in Exhibit B attached hereto, it is specifically understood and agreed that (a) Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, (b) Landlord has made no representations to Tenant respecting the condition of the Premises or the Building or the suitability or legality of the Premises for the uses contemplated


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

by this Lease, and (c) by accepting possession of the Premises after substantial completion of the work (if any) to be performed by Landlord pursuant to such Exhibit B, Tenant acknowledges that the Premises are in good condition, and with such acceptance of possession Tenant waives any claim against Landlord or Landlord's agents or contractors for the condition or functioning of any improvements within or about the Premises.

        4. Rent.

               4.1 Monthly Rent. From and after the Commencement Date, Tenant shall pay to the Landlord, for each calendar month of the Term, the Monthly Rent set forth in Subsection 1.1(e)(1), as the same may be adjusted from time to time as provided in Section 4.2. Monthly Rent shall be due and payable to Landlord in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset, and without prior notice, invoice or demand, at Landlord's address set forth in Subsection 1.1.(a) or at such place as Landlord may from time to time designate. Tenant's payment of Monthly Rent for the first (1st) month of the Term shall be delivered to Landlord concurrently with Tenant's execution of this Lease.

                      4.1.1 Adjustments. Monthly Rent shall be adjusted from time to time as provided in Exhibit F.

               4.2 In the event that Landlord is unable to deliver to Tenant the notice of the increased Minimum Monthly Rent at least five (5) business days prior to the Adjustment Date, Tenant shall commence to pay the increased Minimum Monthly Rent on the first day of the month following the receipt of such notice, which notice must be sent at least five (5) business days prior to the first day of such month ("Payment Date"), and shall also pay, together with the first payment of the increased Minimum Monthly Rent, an amount determined by multiplying the amount of the increase in Minimum Monthly Rent times the number of months which have elapsed between the Adjustment Date and the Payment Date. Should the Bureau discontinue the publication of the Index, or publish the same less frequently, or alter the same in some other manner, Landlord, in its discretion, shall adopt a substitute index or procedure that reasonably reflects and monitors consumer prices.

               4.3 Definition of "Rent"; Prorations. Any and all payments of Minimum Monthly Rent and any and all taxes, assessments, fees, charges, costs, expenses, insurance obligations, late charges, Common Area Costs, and all other payments, disbursements, or reimbursements that are attributable to, payable by or the responsibility of Tenant under this Lease shall constitute "rent" for all purposes of this Lease and any applicable unlawful detainer statute. Any rent payable to Landlord by Tenant for any fractional month shall be prorated based upon the actual number of days in such calendar month.

               4.4 Place and Manner of Payment. All rent shall be paid by Tenant to Landlord in lawful money of the United States of America at Landlord's address set forth in Subsection 1.1(a) above, or to such other person or at such other place as Landlord may from time to time designate. All payments of rent shall be payable without prior notice or demand and shall be paid without deduction, setoff or counterclaim for any reason whatsoever.


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               4.5 Late Charges. Tenant acknowledges that the late payment of rent will cause Landlord to incur damages, the exact amount of which would be impractical and extremely difficult to ascertain. Such damages may include, without limitation, processing, accounting, and other administrative costs, loss of use of the overdue funds, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Landlord and Tenant agree that if Landlord does not receive a payment of rent within ten (10) days after such payment becomes due, Tenant shall pay to Landlord a late charge in an amount equal to ten percent (10%) of such overdue rent. If Landlord does not receive a payment of rent within thirty (30) days after such payment becomes due, Tenant shall pay to Landlord additional late charges computed at the interest rate of ten percent (10%) per annum or, if lower, the maximum interest rate allowed by law. Such interest shall begin to accrue as of such 30th day after such rent payment became due. The parties agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge by Landlord shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Lease or at law. Tenant shall be liable for late charges regardless of whether Tenant's failure to pay the rent when due constitutes an Event of Default under this Lease.

               4.6 Time of Payment; Disputed Amounts. Tenant agrees to pay all rent required under this Lease within the applicable time limits set forth in this Lease. If no such time period is elsewhere specified herein for payment of a particular amount, then such amount shall be paid within ten (10) days after Landlord's delivery of an invoice or demand therefor. If Tenant receives from Landlord an invoice or statement, sent by Landlord in good faith, and Tenant in good faith disputes whether all or any part of such rent is due and owing, Tenant shall nevertheless pay to Landlord the amount of the rent indicated on the invoice or statement until such time as the dispute is resolved by mutual agreement of the parties or by final judgment from a court of competent jurisdiction (or when arbitration is permitted or required, by a final award from an arbitrator) relieving or mitigating Tenant's obligation to pay such rent. Failure by Tenant to pay any disputed amounts when due (as if there were no dispute) shall constitute an Event of Default under this Lease, and Landlord's rights shall be as provided for in Section 22 (Defaults and Remedies). In such instance where Tenant disputes its obligations to pay all or part of the rent indicated on such invoice or statement, Tenant shall, concurrently with the payment of such rent, provide Landlord with a written notice specifying in detail why Tenant is not required to pay all or part of such rent. Tenant shall be deemed to have waived its right to contest any past payment of rent unless it has filed a lawsuit against Landlord (or when arbitration is permitted or required, filed for arbitration) and has served Landlord with notice of such filing within one (1) year after such payment.

               4.7 Partial Payments. Any partial payment of rents outstanding hereunder shall be allocated to such outstanding rental charges as Landlord may elect. In the absence of a contrary election made by Landlord, payments by Tenant shall be applied against the then outstanding rental charges that first became due.


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        5. Payment Of Taxes, Assessments, And Operating Expenses.

               5.1 Tenant's Percentage Share. In addition to paying the Minimum Monthly Rent, Tenant shall pay to Landlord the percentage set forth in Subsection 1.1(h) ("Tenant's Percentage Share") of the amounts set forth below in Subsections 5.2 and 5.3. Tenant's Percentage Share has been calculated by dividing the number of square feet of rentable area of the Premises by the number of square feet of rentable area in the Building, based upon the best information available to Landlord as of the execution of this Lease. Said Tenant's Percentage Share shall not be subject to correction or recalculation, except in the event the rentable area of the Building is changed due to events of damage, destruction, demolition, or construction. Tenant hereby approves and accepts Landlord's calculations of the Tenant's Percentage Share as set forth in Subsection 1.1(h).

               5.2 Taxes and Assessments.

                      5.2.1 Tenant shall pay to Landlord an amount equal to Tenant's Percentage Share of any increase in Taxes above the amount of Taxes levied or assessed for the Base Tax Year set forth in Subsection 1.1(i), either by way of increase in the rate or in the assessed valuation of the Real Property (or any portion thereof) or by imposition of any such charges by ordinance or statute of any authority having jurisdiction. As used in this Section 5, the term "Taxes" shall mean all taxes, excises, penalties (unless due solely to Landlord's negligence or willful misconduct), fees (including, without limitation, all license, permit and inspection fees), and other charges (but excluding Assessments, as defined in Subsection 5.2.2 below) assessed, levied, charged, confirmed, or imposed by any federal, state, or local government, any political subdivision, public corporation, district, or other political or public entity or public authority (a) on the Real Property (or any portion thereof), (b) on Landlord with respect to the Real Property (or any portion thereof), (c) on the act of leasing or entering into leases of space in the Real Property, (d) on or measured by the rent payable under leases of space, or in connection with the business of leasing space, in the Real Property, or (e) on personal property of Landlord used in the operation of the Real Property (or any portion thereof). Such Taxes may be general or specific, ordinary or extraordinary, or of any kind or nature whatsoever, whether or not now customary or within the contemplation of the parties to this Lease. Notwithstanding the foregoing, documentary transfer taxes, gift, inheritance, succession, and estate taxes, and federal and state income taxes computed on Landlord's income shall not be included as Taxes, nor shall the computation of increases in Taxes for which Tenant shall pay Tenant's Percentage Share include any amounts paid by Tenant under Subsections 5.2.3 and 5.2.4 or any amounts separately billed to a particular tenant of the Real Property with respect to similar matters (other than as its percentage share of increases in Taxes or Assessments).

                      5.2.2 Tenant shall also pay to Landlord an amount equal to Tenant's Percentage Share of any increase in Assessments above the amount of Assessments levied or assessed against the Real Property for the Base Tax Year. As used in this Section 5, the term "Assessments" shall mean all assessments, transit charges, housing charges, and levies assessed, charged, levied, confirmed, or imposed by any federal, state, or local government, any political subdivision, public corporation, district, or other political or public entity or public authority on or with respect to any of the items described in clauses
(a) through (e) of Subsection 5.2.1 or with respect to the use, occupancy, management, maintenance, alteration, repair, or operation of


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the Real Property (or any portion thereof) or any services or utilities furnished or consumed in connection therewith.

                      5.2.3 In addition to paying Tenant's Percentage Share of increases in the Taxes and Assessments described in Subsections 5.2.1 and 5.2.2, Tenant shall pay one hundred per cent (100%) of the following, as reasonably determined by Landlord: any increase in Taxes or Assessments caused by the improvements described in Exhibit B or any other improvements or installations at any time made to the Premises by or at the instance of Tenant. The total amounts due under this Subsection 5.2.3 shall be paid to Landlord on or before the date full payment of such Taxes or Assessments shall become due, or if payable in installments, the date payment of the first installment of such Taxes or Assessments shall become due. In the event such Taxes or Assessments are paid by Landlord, Tenant forthwith upon demand therefor shall reimburse Landlord for all amounts of such Taxes or Assessments chargeable against Tenant pursuant to this Subsection 5.2.3.

                      5.2.4 Tenant shall pay, before delinquency, any and all levied or assessed taxes that become payable during or with respect to the Term upon Tenant's equipment, furnishings, fixtures, and other personal property located in the Premises, including carpeting installed by or at the instance of Tenant, even though said carpeting has become a part of the Premises. In the event said taxes are paid by Landlord, Tenant forthwith upon demand therefor shall reimburse Landlord for all such taxes paid by Landlord.

                      5.2.5 Any Taxes or Assessments that may be paid over more than a one-year period shall be apportioned evenly over the maximum period of time permitted by Law and only the portion thereof attributable to a given year shall be included in Taxes or Assessments for that year. In the event that Landlord contests the amount of any Taxes or Assessments and receives a refund or credit as a result thereof, then Landlord shall pay Tenant its pro rata share of such refund to the extent that the refund relates to Taxes or Assessments that have been paid by Tenant. Upon Tenant's request, Landlord shall provide a copy of all applicable tax bills.

               5.3 Operating Expense Increases.

                      5.3.1 Tenant shall pay to Landlord an amount equal to Tenant's Percentage Share of any increase in Operating Expenses above the Operating Expenses for the Base Expense Year. As used in this Section 5, the term "Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord in connection with the operation, management, or maintenance of the Real Property (which costs shall be accounted for under generally accepted accounting principles and shall be amortized when and as required thereunder), excluding, however, the items described in Subsection 5.3.2 below, which items shall not be included in Operating Expenses for purposes of this Lease. By way of illustration but not limitation, Operating Expenses shall include (subject to the specific exclusions described in Subsection 5.3.2 below) all (a) costs for heating, cooling, ventilation, fuel, and utilities; (b) costs and expenses for maintenance, ordinary and extraordinary repairs and replacements, testing, and operation of building systems and components; (c) costs and expenses for security, landscaping, refuse disposal, janitorial services, labor, supplies, materials, equipment, and tools, including any sales, use, or excise taxes thereon; (d) reasonable management fees and other costs of managing the Real Property, whether managed by Landlord or an independent contractor; (e) the wages,


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salaries, bonuses, employee benefits and payroll burden of all Landlord's (or its agents') on-site employees engaged in the operation, maintenance, management, or security of the Real Property, including employers' payroll, social security, workers' compensation, unemployment, and similar taxes with respect to such employees; (f) all insurance premiums paid or incurred by Landlord with respect to the Real Property and all amounts paid in connection with claims or losses that are less than the amount of such deductibles or self-insured retentions as Landlord may have deemed reasonable for its insurance policies; (g) all costs and expenses of contesting by appropriate proceeding the amount or validity of any Taxes or Assessments; (h) the cost of any capital improvements or capital assets constructed, made, purchased, or installed in order to comply with the requirements of any governmental or quasi-governmental law or authority, or constructed, made, purchased, or installed in order to conserve energy or reduce other Operating Expenses, amortized over the useful life of such capital improvements or capital assets, as reasonably determined by Landlord, together with such interest and finance charges as Landlord may pay in financing such costs or (if such financing is not obtained) interest on the unamortized balance of such costs accruing at an annual interest rate equal to the interest rate from time to time publicly announced by the San Francisco Main office of Bank of America, NT&SA (or any successor bank thereto), as its prime annual interest rate (or "reference rate") charged to substantial commercial borrowers for 90-day loans; (i) the fair market rental value of the building office and other space in the building occupied by Landlord or its manager in connection with the operation or management of the Real Property; and (j) and all other costs and expenses that under generally accepted accounting principles and practices would clearly be included in operating expenses.

                      5.3.2 The following costs and expenses shall be excluded from the definition of "Operating Expenses" for purposes of this Lease: (a) any and all Taxes and Assessments, as defined in Subsections 5.2.1 and 5.2.2 above;
(b) any costs or expenses separately billed to a particular tenant of the Real Property and not billed as such tenant's percentage share of costs or expenses of that type (provided, however, Tenant's Percentage Share, as applied to such cost categories, shall be recomputed to exclude the rentable area of premises of tenants being so billed separately); (c) costs for tenant improvements and leasing commissions; (d) depreciation on the Building and the equipment therein;
(e) costs of capital improvements, other than such as are specifically included as Operating Expenses in Subsection 5.3.1 above; (f) any costs recovered from condemnation or insurance proceeds; (g) depreciation, amortization, and interest on and capital retirement of debt, except to the extent such costs shall have been elsewhere expressly included in the definition of Operating Expenses; (h) attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants of the Building; (i) costs of Landlord's general administration, other than as specifically set forth in Subsection 5.3.1; (j) costs incurred in advertising and promotional activities for marketing of the Building to persons other than the then occupants of the Building; (k) when and if any service (such as janitorial service) that is normally provided by Landlord to tenants of the Building is not provided by Landlord to Tenant in the Premises pursuant to agreement with Tenant under the specific terms of this Lease, then in determining Operating Expenses for Tenant, the cost of that service (except as it relates to common areas) shall be excluded; and (1) unless specifically included under Subsection 5.3.1 above, any other expense that under generally accepted accounting principles and practice would clearly be excluded from operating expenses.


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

                      5.3.3 If at any time less than ninety-five percent (95%) of the rentable area of the Building is occupied, the Operating Expenses shall be reasonably adjusted by Landlord to approximate such operating and maintenance costs as would have been incurred if the Building had been at least ninety-five percent (95%) occupied.

               5.4 Allocations of Certain Costs. If any Taxes, Assessments, or Operating Expenses paid in one year relate to more than one calendar year, Landlord shall allocate such Taxes, Assessments, or Operating Expenses among the appropriate calendar years. If the Term ends other than on December 31, Tenant's obligations to pay Tenant's Percentage Share of estimated and actual amounts of increases in Taxes, Assessments, and Operating Expenses for such final calendar year shall be prorated to reflect the portion of such year included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes, Assessments, and Operating Expenses for such calendar year by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365. Landlord may, but shall not be required to, calculate prorations with regard to when during a calendar year particular items of Taxes, Assessments, and Operating Expenses were incurred. If any Taxes, Assessments, or Operating Expenses are not separately assessed against or separately charged to the Real Property, but are (a) jointly assessed against or changes to the Real Property and other land or improvements in the Facility, or (b) assessed against or charged to land or improvements in the Facility that are used as common areas for the benefit of the Building and one or more other buildings in the Facility, an equitable portion, as reasonably determined by Landlord, of such Taxes, Assessments, or Operating Expenses shall be allocated to the Real Property for purposes of this Section 5.

               5.5 Estimated Payments. Landlord shall notify Tenant of the estimated monthly amount of Tenant's Percentage Share of increases in Taxes, Assessments, or Operating Expenses and Tenant shall pay Landlord such estimated amount at the same time as and together with Tenant's Minimum Monthly Rent. Landlord may from time to time, by notice to Tenant, change such estimated monthly or quarterly amounts based upon Landlord's actual or projected Taxes, Assessments, or Operating Expenses.

               5.6 Statement of Expenses. Landlord shall, after December 31 of each year, determine and furnish to Tenant a notice containing a computation of the charge or credit to Tenant for any difference between (a) Tenant's allocable share of the actual Taxes, Assessments, and Operating Expenses and (b) the estimated portion(s) thereof paid by Tenant for the preceding calendar year, and the amount of any underpayment shall be paid by Tenant within ten (10) days after delivery of said notice. Such notice shall contain a line item detail setting forth by categories the actual Operating Expenses incurred by Landlord for the previous year. In the event of overpayment by Tenant, Landlord shall credit such overpayment in full against Tenant's payment of rent next coming due hereunder. Upon expiration or sooner termination of this Lease, if Tenant was not in material default hereunder immediately prior thereto, Landlord shall refund to Tenant any overpayment.

               5.7 Non-Waiver of Rights. Without limitation to the provisions of
Section 31 (Non-Waiver), no failure or determination of Landlord in any one year to include or exclude certain items in its computation of Taxes, Assessments, or Operating Expenses or to invoice Tenant for the full amount of Tenant's allocable share of Taxes Assessments, or Operating

Expenses shall be construed as depriving Landlord of the right to include such items as Taxes, Assessments, or Operating Expenses or to invoice Tenant for the full amount of Tenant's allocable share thereof in any subsequent year in strict accordance with the provisions of this Section 5.

               5.8 Right to Audit.

                      5.8.1 The good-faith determination of the accountant then serving Landlord shall be conclusive and determinative of what constitutes a Tax, Assessment, or Operating Expense each year. During the 30-day period commencing upon Tenant's receipt of any statement provided by Landlord under Subsection 5.6 above, Tenant shall have the right, at Tenant's expense and upon not less than forty-eight (48) hours' prior notice to Landlord, to inspect at reasonable times Landlord's books and records for the Facility for the calendar year covered by such statement, for purposes of verifying Landlord's calculation of Taxes, Assessments, and Operating Expenses. Such inspection may only be done by an accounting firm which is generally considered to be one of the ten (10) largest accounting firms headquartered in the United States. If Tenant shall not have availed itself of such inspection, Tenant shall be deemed to have accepted as final and determinative the amounts shown on the statement of expenses. If Tenant shall have availed itself of its right to inspect the books and records, and then disputes the accuracy of the information set forth in Landlord's books and records with respect to the statement of expenses, Tenant shall nevertheless continue to pay the amounts as required by the provisions of this Section 5; provided however, that no later than six (6) months after receipt of the statement of expenses, Tenant must (or its right to contest such charges shall be deemed waived) institute arbitration proceedings against Landlord, in an arbitration proceeding governed by the rules of the American Arbitration Association, to collect and recover any overpayment made by Tenant resulting from errors in the books and records of Landlord; and provided further, that Tenant shall, within ten (10) days after filing of the complaint, serve Landlord with a copy of the complaint filed in any such proceeding. Tenant shall be precluded from contesting Taxes, Assessments, or Operating Expenses, or Landlord's computations of the amounts payable by Landlord or Tenant pursuant to this Section 5, unless an arbitration complaint is filed and served within such six (6) month period. Should the arbitrator find errors in excess of ten percent (10%) of the statement of expenses, then Landlord shall be responsible for all reasonable fees incurred by Tenant with respect to the arbitration proceeding. Should the arbitrator find errors of less than four percent (4%) of the statement, then Tenant shall be responsible for all the reasonable fees incurred by Landlord with respect to the arbitration proceeding. Should the arbitrator find errors of between four percent (4%) and ten percent (10%) of the statement, then each party shall be responsible for all fees incurred by it with respect to the arbitration proceeding.

                      5.8.2 If Tenant institutes such arbitration procedures, then the arbitrator shall determine whether or not Tenant was over-charged for Tenant's Percentage Share of increases in Taxes, Assessments, or Operating Expenses or undercharged for its share of increases. At the conclusion of the arbitration, the arbitrator shall issue a ruling as to what the Taxes, Assessments, and Operating Expenses, and Tenants Percentage Share of increases therein, should have been had Landlord strictly complied with the provisions of this Lease. If Landlord overcharged Tenant for increases in Taxes, Assessments, or Operating Expenses, the amount of the overcharge shall be returned to Tenant within thirty (30) days following the conclusion of the arbitration. If the arbitrator determines that Tenant was undercharged for increases in Taxes, Assessments, or Operating Expenses, Tenant shall pay the amount of such undercharge to Landlord within thirty (30) days following the issuance of the arbitration ruling.

        6. Security.

               6.1 Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the amount specified in Subsection 1.1(f) (the "Deposit"), which shall be held by Landlord as security for the full and faithful performance of Tenant's covenants and obligations under this Lease. The Deposit is not an advance Minimum Monthly Rent deposit, an advance payment of any other kind, or a measure of Landlord's damages in case of Tenant's default. If Tenant fails to comply with the full and timely performance of any or all of Tenant's covenants and obligations set forth in this Lease, then Landlord may (but shall not be required to), from time to time, without waiving any other remedy available to Landlord use the Deposit, or any portion of it, to the extent necessary to cure or remedy such failure or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's failure to comply fully and timely with its obligations pursuant to this Lease. No acceptance of such payment shall be construed as an admission that Tenant has performed all of its obligations hereunder. If Landlord elects to make such application of all or any portion of the Deposit, Landlord shall notify Tenant of the nature and amount thereof and Tenant shall within ten (10) days thereafter deposit with Landlord an amount sufficient to increase the Deposit to an amount equal to one hundred ten percent (110%) of the amount thereof set forth in Subsection 1.1(f), as the same may have been increased by prior applications of this Subsection 6.1, and any Tenant failure to immediately do so shall constitute an Event of Default under this Lease. If Tenant is in compliance with this Lease's covenants and obligations as of the sixtieth (60th) day after the expiration or earlier termination of this Lease and Tenant's vacating of the Premises, Landlord shall thereupon, return to Tenant the unused portion of the Deposit and any advance rent paid by Tenant. Each time the Minimum Monthly Rent shall increase pursuant to the provisions of this Lease, within five (5) business days thereafter, Tenant shall pay to Landlord as additional Deposit an amount equal to the difference between the new Minimum Monthly Rent and the Minimum Monthly Rent in effect immediately prior to such increase. Landlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Deposit separate and apart from Landlord's general or other funds, and Landlord may commingle the Deposit with any of Landlord's general or other funds. Tenant shall not at any time be entitled to interest on the Deposit.

               6.2 No Bar or Defense to Other Remedies. No security or guaranty that may now or hereafter be furnished to Landlord for the payment of the rent herein reserved or for performance by Tenant of the other covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, or for the recovery of the Premises, or to any action that Landlord may at any time commence for a breach of any of the covenants or conditions of this Lease.

        7. Hazardous Substances.

               7.1 Definitions. As used herein, "Hazardous Substance" shall mean any substance, material, or waste that is or becomes regulated by any federal, state, or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness, or reactivity; and "Environmental Requirements" shall mean all Laws relating to industrial hygiene, protection of human health, warnings, hazard communication, employee rights-to-know, environmental protection, or any Hazardous Substance.

               7.2 Consent Required for Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be brought upon, generated, produced, kept or used in or about the Facility by Tenant or any Tenant Parties unless (a) such Hazardous Substance is necessary for Tenant's business (and such business is a Permitted Use) and (b) Tenant first obtains the consent of Landlord if such Hazardous Substance is other than (i) an "Article" (as defined in 29 C.F.R.
Section 1910.1200) that is free of asbestos (whether friable or nonfriable) and polychlorinated biphenyls (PCBs) or (ii) a consumer product that is used on the Premises in quantities that would not require any notification or reporting under any Environmental Requirement, or any warnings to any persons located anywhere outside the Premises, if the entire quantities were released into the environment. Any request by Tenant for such consent shall be in writing and shall demonstrate to the reasonable satisfaction of Landlord that such Hazardous Substance will be stored, used, and disposed of in a manner that complies with all Environmental Regulations applicable to such Hazardous Substance. Such consent shall not be unreasonably withheld, but Landlord shall in no case be obligated to consent to the presence of any Hazardous Substance that will increase the likelihood or magnitude of Landlord's liability, or to any treatment, storage, or disposal upon the Premises or the Facility of any Hazardous Substance whose treatment, storage, or disposal requires a permit or variance under applicable Environmental Requirements. In no event shall Landlord ever be obligated to execute any application for any such permit or variance.

               7.3 Notices. Tenant shall promptly deliver to Landlord copies of any reports made to any environmental agency arising out of or relating to any Hazardous Substances in, on, or from the Premises and copies of all hazardous waste manifests reflecting the legal and proper disposal of all hazardous wastes removed by Tenant from the Facility. If at any time Tenant shall become aware, or have reasonable cause to believe that any Hazardous Substances, other than those already known by Landlord or permitted under this Lease, have come to be located in or about the Premises, or that any known Hazardous Substances have been, are being, or threaten to be released into the environment, Tenant shall, immediately upon discovering same, give notice of that condition to Landlord.

               7.4 Compliance with Environmental Requirements. Without limitation to the generality of Subsection 2.2 (Restriction on Use), Tenant shall at its own expense fully comply with all Environmental Requirements, prudent industry practices, and Landlord's Rules and Regulations regarding use, handling, disturbance, management, or disposal of Hazardous Substances, except as otherwise provided in Subsection 7.5 below. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Environmental Requirements, Tenant shall cause any and all Hazardous Substances removed from the Premises (or from any other portion of the Facility, if their removal is at the instance or direction of Tenant) to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Upon expiration or earlier termination of the Term, Tenant shall cause to be removed from the Premises and the Facility all Hazardous Substances that Tenant or any Tenant Parties caused or permitted to be located there. If the presence of Hazardous Substances brought onto the Facility by any of such persons results in contamination of any portion of the Facility, Tenant shall be solely responsible, at its sole expense, for taking any and all necessary steps to return the affected portion of the Facility to its condition prior to such contamination, as reasonably determined by Landlord; provided, however, that Tenant shall not take any remedial action (except in emergencies) in response to the presence of, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to, any Hazardous Substance in any way connected with the Facility, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene, or otherwise appropriately assert and protect Landlord's interest with respect thereto; and further provided, that Landlord shall have the right (but not the obligation) to perform any such remediation on Tenant's behalf, in which event Tenant shall reimburse Landlord for all of Landlord's reasonable costs and expenses incurred in connection therewith.

               7.5 Landlord's Obligation. Subject to Landlord's right to reimbursement of certain costs or expenses under other provisions of this Lease, Landlord. agrees to use commercially reasonable efforts to comply with all applicable Environmental Requirements regarding the use, management, or disposal of Hazardous Substances (a) that were existing on the Premises as of the date Tenant originally took occupancy thereof under a prior lease or (b) that were otherwise brought upon or kept or used in or about the Facility by Landlord, its agents, employees, or contractors.

        8. No Light, Air Or View Easement. No diminution or shutting off of light, air, or view by any structure that may be erected on the lands of the Facility or other nearby lands shall in any way affect this Lease, abate any rent hereunder, or otherwise impose any liability on Landlord.

        9. Alterations.

               9.1 Tenant's Right to Make Alterations. Tenant shall not make or suffer to be made any alterations, additions, improvements, or utility installations (collectively, "Alterations") to the Premises or any part thereof of an amount greater than $2,500.00 without the prior consent of Landlord which shall not be unreasonably withheld. Tenant specifically acknowledges that it shall not be unreasonable for Landlord to withhold approval of any proposed contractor or subcontractor of Tenant on the grounds that Landlord believes that the performance of work in the Building by such contractor or subcontractor could result in labor disputes with Landlord's own contractors or Building employees of Landlord or Landlord's contractors. Landlord may, at any time during the Term, require Tenant to remove any or all Alterations made without Landlord's consent or otherwise made in material violation of any of the provisions of this Section 9. In no event shall Landlord be required to consent to any Alterations that would not be normal for the Permitted Uses, that might adversely affect the utility or value of the Premises or the Building for future tenants, that would alter the exterior appearance of the Building, that would be of a structural nature, that could adversely affect the plumbing, mechanical, or electrical systems servicing the Facility, that would be excessively expensive to remove, or that would otherwise be prohibited under this Lease. All permitted Alterations shall be made in conformity with the requirements of Subsection 9.2 below. Once any such Alterations have been completed, whether prior to or during the Term of this Lease, they shall thereafter be included in the designation of the Tenant Improvements.

               9.2 Installation of Alterations. Any Alterations installed by Tenant during the Term shall be done in strict compliance with all of the following requirements:

                      9.2.1 No such work shall proceed without Landlord's prior written approval of (i) Tenant's contractor(s); (ii) certificates of insurance from a company or companies approved by Landlord, furnished to Landlord by Tenant's contractor, for combined single limit bodily injury and property damage insurance covering comprehensive general liability and automobile liability, in an amount not less than One Million Dollars ($1,000,000) per occurrence and endorsed to show Landlord, Landlord's property manager, and each general partner of Landlord (if Landlord is a partnership) as additional insureds, and for workers' compensation as required by law, endorsed to show a waiver of subrogation by the insurer to any claims Tenant's contractor may have against Landlord (provided, however, nothing in this Subsection 9.2.1 shall release Tenant of its other insurance obligations hereunder); and (iii) detailed plans and specifications for such work. Any changes in, deviations from, modifications of, or amendments to the approved plans and specifications shall also require Landlord's prior written approval.

                      9.2.2 Tenant shall cause its contractor(s) to coordinate with Landlord's building management all construction and installation activities covered by this Subsection 9.2. All such work shall be done in a skillful and first class workmanlike manner, consistent with the best practices and standards of the construction industry, and shall be pursued diligently and continuously until completed, always in conformity with the approved plans and specifications. All materials, equipment, and articles incorporated into the Alterations shall be new, and of recent manufacture, and of the most suitable grade for the purpose intended.

                      9.2.3 No Alterations shall be commenced without Tenant first having obtained a valid building permit and/or all other permits or licenses when and where required, copies of which shall be furnished to Landlord before the work is commenced. Any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant's expense. Landlord's approval or consent to any such work shall not impose any liability upon Landlord. No work shall commence until and unless Landlord has received at least ten (10) days' notice that such work is to commence.

                      9.2.4 Tenant shall immediately reimburse Landlord for any reasonable expense incurred by Landlord in reviewing and approving the plans and specifications (and any modifications thereto) for such work or the work itself.

                      9.2.5 If the estimated cost of the Alterations exceeds $15,000.00, then (a) Tenant shall obtain any bonds required by Landlord pursuant to Section 12 below and (b) during all such times as the work is being performed, Tenant shall carry, or cause its approved contractors to carry, builder's risk completed value insurance, in an amount approved by Landlord.

                      9.2.6 Prior to undertaking any physical work in or around the Premises, Tenant shall notify Landlord, in writing, of the exact nature and location of the proposed work and shall promptly supply such additional information regarding the proposed work as Landlord shall request. After receipt of Tenant's notice, Landlord may, to the extent appropriate, supply Tenant with the Building regulations and procedures for working in areas where there is a risk of coming into contact with materials or building systems that, if not properly handled, could cause health or safety risks or that could damage such systems and/or the Building. Tenant shall cause its contractors, at Tenant's sole cost and expense, strictly to comply with all such Building regulations and procedures established by Landlord and with all applicable Laws. Landlord shall have the right at all times to monitor the work for compliance with the Building regulations and any applicable Laws. If Landlord determines that any applicable Law or any Building regulations and/or procedures are not being strictly to complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is satisfied that the applicable Laws and Building regulations and procedures will be observed. Neither Landlord's review and approval of the plans and specifications nor Landlord's monitoring of any work in or around the Premises shall not be deemed a certification by Landlord of compliance with any applicable Laws or with the Building regulations and procedures or a waiver by Landlord of its right to require strict compliance with such Laws, regulations, or procedures, nor shall such monitoring relieve Tenant from any liabilities relating to such work.

                      9.2.7 Upon completion of any Alterations, Tenant shall provide Landlord with construction plans, copies of all construction contracts, and proof of payment for all labor and materials.

               9.3 Tenant Improvements - Treatment at End of Lease.

                      9.3.1 All Tenant Improvements (and all Alterations, upon their completion) made by or for Tenant, whether temporary or permanent in character, and whether made by Landlord or Tenant, shall be Landlord's property, and shall be surrendered to Landlord in good order, condition, and repair (ordinary wear and tear excepted), broom clean, upon the expiration or earlier termination of the Term, and Tenant shall not be entitled to any compensation therefor; provided however, that at the election of Landlord, exercisable by notice to Tenant, Tenant shall, at Tenant's sole expense, prior to the expiration of the Term, remove from the Premises all Tenant Improvements and Alterations (or such portion thereof as Landlord may require to be removed) and repair all damage to the Premises caused by such removal. At least thirty (30) days prior to the termination of this Lease, Tenant shall submit by notice to Landlord a written request of Landlord for instructions as to whether or not Landlord elects to require any such removal of Tenant Improvements or Alterations. Any damage or deterioration of the Premises or any Tenant Improvements that could have been prevented by good maintenance practices shall not be deemed to be ordinary wear and tear.

                      9.3.2 All of Tenant's furniture, furnishings, trade fixtures, equipment not attached to the Building or the Premises, other personal property, and all trash and debris (collectively, the "Personal Property"), shall be completely removed by Tenant prior to the expiration of the Term; provided, however, that Tenant shall repair all damage caused by such removal prior to the expiration of the Term, and provided further, that any of Tenant's Personal

Property not so removed shall, at the option of Landlord, automatically become the property of Landlord. Thereafter, Landlord may retain or in any manner dispose of said Personal Property not so removed, without liability to Tenant.

               9.4 Other Improvements in the Building. If as a result of any Alterations or Tenant Improvements or as a result of Tenant's particular use of the Premises, Landlord shall be required by any applicable Law to make other improvements (including, without limitation, upgrading of installations of life safety systems or compliance with standards for handicapped persons) in or upon the Premises or any other portion of the Building or Facility, then Landlord shall have the right to charge Tenant for the cost of such other improvements.

        10. Repair Obligations.

               10.1 Tenant's Obligations. Except as otherwise provided in
Section 9 (Alterations), Section 16 (Building Services), and Section 23 (Damage or Destruction), Tenant, at its sale cost and expense, shall keep the Premises and every part thereof in good, clean, pest-free, and sanitary condition and repair at all times during the Term. All damage, injury or breakage to any part or portion of the Premises or the Facility caused by the willful or negligent act or omission of Tenant or any of its officers, directors, trustees, partners, agents, contractors, employees, licensees, invitees, visitors, customers, or trespassers (collectively, the "Tenant Parties") shall be promptly repaired at Tenant's sole cost and expense, to the satisfaction of Landlord; provided, however, that Tenant shall be entitled to receive reimbursement for such expense to the extent that the cost of any such repair is covered by insurance obtained by Landlord as part of Operating Expenses. Landlord shall have the right to perform such repair work. Tenant shall be solely responsible for the design and function of all of Tenant Improvements, whether or not installed by Landlord at Tenant's request. Tenant waives all rights to make repairs to the Premises or to the Facility at the expense of Landlord, or to deduct the cost of such repairs from any payment owed to Landlord under this Lease.

               10.2 Landlord's Obligations. Provided that no Event of Default shall have occurred and then remain uncured, Landlord shall keep in good condition and repair the foundations, exterior walls, structural condition of the interior bearing walls, and the roof of the Building, as well as any parking lots, parking structures, walkways, driveways, landscaping, fences, signs, and utility installations of the common areas. Landlord's obligations under this Subsection shall not apply to any non-insured damage or wear and tear caused by any breach or default by Tenant under this Lease or by any negligent or willful act or omission of Tenant or the Tenant Parties. Landlord shall not be obligated to perform repairs for which Tenant has expressly assumed responsibility under other provisions of this Lease. Landlord shall have no obligation to make any repairs under this Subsection until a reasonable time after receipt of notice from Tenant of the need for such repairs. Tenant hereby acknowledges that the foregoing description of certain obligations and rights of Landlord is not intended to limit or restrict Landlord's rights under other provisions of this Lease to reimbursement for costs and expenses incurred in connection with such matters.

        11. Liens. Tenant shall keep the Premises, the Building, and the rest of the Facility free from liens arising out of any work or materials actually or allegedly performed or furnished, or obligations incurred, by or for Tenant. At any time Tenant either desires or is required to make any Alterations whose estimated cost is greater than $5,000.00, Landlord may, without limitation to the provisions of Section 9 (Alterations) above, (a) require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord a completion or performance bond, in a form and by a surety acceptable to Landlord and in an amount not less than one and one-half (1-1/2) times the estimated cost of such Alterations, to insure Landlord against liability from mechanics' and materialmen's liens and to insure completion of the work, and (b) require such additional items or assurances as Landlord in its sole discretion may deem reasonable or desirable. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for mechanics', materialmen's or other liens in connection with any Alterations, repairs, or any work performed, materials furnished, or obligations incurred by or for Tenant. In the event any such lien is filed or asserted, Tenant shall immediately post any bond required to release the Premises and the Facility therefrom.

        12. Signs; Names Of Building And Facility. Except for a sign (which shall comply Landlord's with building standard criteria) placed on the entry door to the Premises, Tenant shall not place any logo, sign, advertisement, announcement, warning, or notice upon or in front of the Premises or any common areas. Tenant shall not use any name, insignia, or logotype of the Building or Facility for any purpose. Tenant shall not use any picture of the Building or Facility in its advertising or stationery or in any other manner. Landlord expressly reserves the right, in Landlord's sole and absolute discretion, at any time to change the name, insignia, logotype, or street address of the Building or the Facility without in any manner being liable to Tenant.

        13. Assignment And Subletting

               13.1 "Transfer" Defined. As used herein, the term "Transfer" shall mean any assignment of this Lease (including, without limitation, assignment by operation of law--e.g., death of an individual tenant or merger, dissolution, consolidation, or other reorganization of a corporate tenant), subletting of all or any part the Premises, or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Premises, including without limitation, concession, mortgage, encumbrance, devise, hypothecation, agency, franchise, or management agreement, or to suffer any other person (the agents and employees of Tenant excepted) to occupy or use the said Premises or any portion thereof. If Tenant is a corporation that is not deemed a public corporation, or is an unincorporated association or partnership, or if Tenant consists of more than one party, the transfer, assignment (including, without limitation, assignment by operation of law), or hypothecation of any stock of or interest in Tenant in the aggregate in excess of forty percent (40%), shall also be deemed to be a "Transfer." If Tenant is a partnership or consists of more than one party, then any of the foregoing events with respect to any such party comprising Tenant, or with respect to any general partner of Tenant or any such party, shall also be deemed to be a "Transfer." Notwithstanding the foregoing, occupancy of all or part of the Premises by parent, subsidiary, or affiliated companies of Tenant shall not be deemed a "Transfer," provided that such parent, subsidiary or affiliated companies were not formed as a subterfuge to avoid the obligations of this Section 13. Notwithstanding the foregoing, Landlord's prior consent shall not be required for an assignment or sublease to any corporation, partnership or other entity resulting from any merger, consolidation, stock purchase, reorganization or other restructuring of Tenant, provided such successor entity has the financial capacity to perform the obligations of Tenant under the Lease.

               13.2 No Transfer Without Consent. Tenant shall not, either voluntarily or by operation of law or otherwise, suffer a Transfer without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except as otherwise expressly provided below. Landlord's consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer; nor shall Landlord's consent constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant; nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated in writing by Landlord at the time; nor shall Landlord's acceptance of rent from any person be deemed a waiver by Landlord of any provision of this Section 13. If Landlord's approval or consent for any agreement or instrument is required hereunder, then no amendment or modification shall be made thereto without Landlord's prior consent. Any Transfer that is not in compliance with the provisions of this Section 13 shall be voidable at Landlord's election.

               13.3 Procedure for Assignment and Subletting/Landlord's Recapture Rights. Tenant shall advise Landlord by written notice of (a) Tenant's intent to make a Transfer, (b) the name of the proposed transferee, and evidence reasonably satisfactory to Landlord that such proposed transferee is comparable in reputation, stature and financial condition to the other tenants then leasing comparable space in the Facility (such evidence shall include, without limitation, (i) a description of the proposed transferee's business background and experience, (ii) the past two year's Federal Income Tax returns of the proposed transferee, (iii) the proposed transferee's audited annual Balance Sheets and Profit and Loss Statements for the past two years, certified correct by a Certified Public Accountant, (iv) banking references of the proposed transferee, and (vi) at least five business and three personal references for the proposed transferee), and (c) the terms of the proposed assignment or subletting (including the financial terms and the intended use of the Premises), together with a copy of the proposed Transfer documents. Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until Landlord has received all of the foregoing documentation from Tenant. Landlord shall, within thirty (30) days after receipt of such notice and documentation, and any additional information reasonably requested by Landlord, elect one of the following:

                                    (i) Consent to such proposed Transfer;

                                    (ii) Refuse such consent, which refusal
shall be on reasonable grounds, subject to the provisions of Subsection 13.4 below; or

               13.4 Conditions to Approval.

                      13.4.1 It is understood and agreed that, without limiting Landlord's right of consent as provided herein, Landlord's withholding consent shall be deemed reasonable if the proposed assignment or sublease fails to meet any one or more of the following criteria: (i) neither the proposed Transfer nor the proposed use of the Premises by the proposed transferee shall conflict with or result in a breach of Subsections 2.2 (Restriction on Use), 7.2 (Consent Required for Hazardous Substances), or 13.8 (Non-Competition), or any other provision of this Lease, nor shall it violate any exclusivity arrangement that Landlord may then have with any other tenant of the Facility; (ii) the proposed transferee shall not be a governmental entity; (iii) if Tenant's obligations under this Lease have been guaranteed by one or more third parties, then each such guarantor's written consent to the proposed Transfer shall have been furnished to Landlord; (iv) the tenancy of the proposed transferee shall not have a disadvantageous impact on the Common Areas or the other occupants of the Facility; (v) the occupation of the proposed transferee in the Premises shall not cause a diminution in the reputation of the Facility or the other businesses located therein; (vi) the proposed transferee shall be at least comparable in reputation, stature and financial condition to the other tenants then leasing comparable space in the Facility; and (vii) the rent payable by any proposed assignee or subtenant be at least at the then current rental rates for the Premises or comparable premises in the Facility, but not less than the then current Minimum Monthly Rent under this Lease.

                      13.4.2 In the event that Landlord shall consent to a proposed Transfer, or shall reasonably disapprove a proposed Transfer (other than in connection with an exercise of Landlord's recapture rights under Subsection 13.3), pursuant to the provisions of this Section 13, Tenant shall pay Landlord's processing costs and attorneys' fees (including reasonable costs of Landlord's in-house counsel) incurred in connection with such matter, as reasonably determined by Landlord.

               13.5 Landlord's Right to Bonus Rentals.

                      13.5.1 If Tenant at any time duly assigns this Lease (including, without limitation, a sale of all or substantially all of Tenant's assets or corporate stock) or subleases the Premises or any part thereof, then Tenant shall pay to Landlord, immediately upon Tenant's receipt thereof, ninety percent (90%) of the "Rent Differential" received by Tenant in connection with or in respect to such assignment or subletting. For purposes of this Subsection, the following definitions shall apply:

                                    (i) the term "Rent Differential" shall mean
the excess of (a) any and all "Proceeds" payable to Tenant over (b) Tenant's "Allowed Costs";

                                    (ii) the term "Proceeds" shall mean any and
all fees, rents, charges, payments, or other sums or consideration payable or deliverable to Tenant in connection with such assignment or subletting, regardless of whether any or all of such Proceeds are deemed to be allocable to the leasehold or to Tenant's corporate stock or to Tenant's business at the Premises or to Tenant's trade fixtures, equipment, furnishings, accounts receivable, or inventory at the Premises or to any other tangible or intangible personal property of Tenant connected with the Premises or Tenant's business there conducted; and the term "Allowed Costs" shall mean (a) reasonable attorneys' fees and reasonable broker's commissions and fees paid by Tenant to nonaffiliated attorneys or brokers in connection with such assignment or subletting, plus (b) the reasonable costs of constructing any tenant improvements Tenant is required to furnish to such assignee or subtenant, plus
(c) in the case of an assignment, all of the Gross Rent, or in the case of a subletting, the proportionate amount of the Gross Rent allocable to the portion of the Term and portion of the Premises (if less than all) covered by such subletting, as reasonably determined by Landlord, plus (d) the lesser of (1) the fair market value, as reasonably determined by Landlord, of any of Tenant's trade, fixtures, equipment, furniture, accounts receivable, and/or tangible or intangible personal property sold to such subtenant or assignee in connection with such assignment or subletting or (2) the actual consideration therefor received by Tenant. For purposes of this Lease, the term "Gross Rent" shall mean Minimum

Monthly Rent and the sums payable pursuant to Subsections 5.1, 5.2.1, 5.2.2, 5.2.3, 5.3.1, and 5.5 of this Lease.

                      13.5.2 In the event the Proceeds are paid in installments (e.g., monthly sub-rent), then the Allowed Costs shall be amortized over the scheduled number of installment payments, and Landlord's share of the Rent Differential shall be payable at the same time such installment payments are made.

                      13.5.3 Tenant covenants that any allocation of payments or other consideration payable or deliverable to Tenant in connection with any subletting of the Premises or assignment of this Lease shall be made in good faith and not with a purpose to avoid Tenant's obligation to pay 50% of the Rent Differential to Landlord.

               13.6 Joint and Several Obligations. Each permitted subtenant or assignee shall assume all obligations of Tenant under this Lease with respect to the Premises, or such portion thereof as may be covered by the sublease, and shall be and remain jointly and severally liable with Tenant for the payment of Minimum Monthly Rent and additional rent and the performance of all of the terms, covenants, conditions, and agreements herein contained on Tenant's part to be performed with respect to such space; provided, however, that without limiting the obligations of Tenant under this Lease, such subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease, unless otherwise agreed in writing by the parties thereto. No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Tenant shall deliver to Landlord a duly executed duplicate original of the Transfer instrument in a form satisfactory to Landlord that (i) provides that the transferee assumes Tenant's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, applicable to the Premises in the event of an assignment or applicable to the subleased space in the event of a sublease, (ii) provides that the transferee will, at Landlord's election, attorn directly to Landlord in the event Tenant's Lease is terminated for any reason on the terms set forth in the instrument of transfer, and (iii) contains such other assurances as Landlord reasonably deems necessary. The failure or refusal of a transferee to execute such an instrument of assumption shall not release or discharge the assignee from its obligations set forth above.

               13.7 Assignment of Subrents. Tenant hereby assigns and transfers to Landlord all of Tenant's interest in any rentals or other income arising from any sublease heretofore or hereafter made by Tenant. Landlord may collect such rentals and income and apply same toward Tenant's obligations under this Lease; provided, however, that until an Event of Default shall have occurred, Tenant shall be entitled to receive, collect, and enjoy such rentals and income, subject to the provisions of Subsection 13.5 above. Landlord shall not, by reason of this or any other assignment of any sublease to Landlord, nor by reason of any collection of rentals from a subtenant, be deemed liable to such subtenant for any failure of Tenant to perform or comply with any of Tenant's obligations to such subtenant under its sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that an Event of Default has occurred under this Lease, to pay to Landlord the rentals due and to become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such Event of Default has occurred and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against such subtenant or Landlord for any such rentals so paid by such subtenant to Landlord.

               13.8 Non-Competition. In no event shall Tenant, without Landlord's prior consent, assign this Lease or sublet the Premises or any portion thereof to any then tenant or occupant of space in the Facility, or any prospective tenant with whom Landlord is then, or has within six (6) months prior thereto, engaged in lease negotiations or discussions that included the delivery of written correspondence concerning same by at least one of the parties thereto, or by its broker agent or representative.

               13.9 No Merger. The voluntary or other surrender of this Lease by Tenant or mutual cancellation of this Lease shall not work a merger. At the option of Landlord, any such surrender or cancellation of this Lease shall either terminate any and all then existing subleases or subtenancies or operate as an assignment to Landlord of Tenant's interest in any and all such subleases or subtenancies.

               13.10 Landlord's Right to Assign. Landlord shall have the right to sell, encumber, convey, transfer, and/or assign any of its rights and obligations under this Lease.

        14. Indemnification; Insurance; Allocation Of Risk.

               14.1 Indemnification. Tenant agrees to indemnify, defend and hold Landlord and its officers, directors, partners and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys' fees and court costs, for injury to or death of any person or for damages to any property arising out of or in any manner connected with:

                                    (i) the use, occupancy or enjoyment of the
Premises and Common Areas and all facilities and amenities located within the Common Areas by Tenant or Tenant's agents, employees, invitees or contractors (the "Tenant's Agents") or any work, activity or other things allowed or suffered by tenant or Tenant's Agents to be done in or about the Common Area or Premises,

                                    (ii) any breach or default in the
performance of any obligation of Tenant under this Lease, and

                                    (iii) any act or failure to act, whether
negligent or otherwise tortious, by Tenant or Tenant's Agents on or about the Premises, Building or Common Area.

Notwithstanding the foregoing, Tenant shall not be liable and Landlord shall indemnify and hold Tenant free and harmless to the extent that damage or injury is ultimately determined to be caused by the active negligence or willful misconduct of Landlord. All property of Tenant kept or stored on the Premises or in the Building shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the negligence of Landlord. The indemnification contained herein shall survive the expiration or earlier termination of this Lease.

               14.2 Tenant's Insurance. Tenant shall have the following insurance obligations:

                      14.2.1 Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force at all times during the Term, a policy of commercial general liability and property damage insurance (including automobile liability). The minimum limits of liability shall be a combined single limit of not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence. The policy shall state that Landlord and the Landlord Parties are named as additional insureds and are entitled to recovery for the negligence of Tenant. The policy shall also provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds that would void or otherwise reduce coverage shall not void or reduce coverages as to other insured or additional insureds; shall insure performance by Tenant of the indemnity provisions of this Lease; and shall afford coverage after the Term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage that occurred or arose in whole or in part during the term of this Lease. The policy shall be primary coverage for Tenant and Landlord for any liability arising out of Tenant's and the Tenant Parties' use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limits of said insurance shall not, however, limit any liability of Tenant under Subsection 14.1.

                      14.2.2 Personal Property Insurance. Tenant shall maintain in full force and effect on all of its fixtures, personal property, and equipment in the Premises a policy or, policies of fire and casualty insurance in "all risk" form (including water damage) to the extent of at least ninety percent (90%) of their replacement cost (without deduction for depreciation), or that percentage of the replacement cost required to negate the effect of a coinsurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than FIVE HUNDRED DOLLARS ($500.00). Tenant shall also insure in the same manner the physical value of all its leasehold improvements, if any, in the Premises. The "full replacement value" of the improvements to be insured under this Subsection 14.2.2 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not less frequently than once every three (3) years, Landlord shall have the right to notify Tenant that it elects to have the replacement value redetermined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination. During the Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain insurance for all plate glass upon the Premises. All such insurance shall contain waivers of subrogation to the extent available on a commercially reasonable basis.

                      14.2.3 Worker's Compensation Insurance. Tenant shall carry and maintain Workers Compensation and Employer's Liability insurance as required by applicable Laws.

                      14.2.4 Business Interruption. Tenant shall maintain loss of income and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, but in no event in an amount less than the Gross Rent payable hereunder for six (6) months. All such insurance shall contain waivers of subrogation to the extent available on a commercially reasonable basis.

                      14.2.5 Other Coverage. Not more frequently than every three (3) years, if, in the reasonable opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, or additional coverages not specified above should be obtained, Tenant, at its cost, shall increase such insurance coverage, and/or obtain such additional coverages, as required by either Landlord's lender or Landlord's insurance consultant, consistent with the then prevailing custom for new leases of similar space in the business district where the Facility is located.

                      14.2.6 Insurance Criteria. All the insurance required to be carried by Tenant (except Tenant's Personal Property Insurance and Workers Compensation Insurance) hereunder shall:

                                    (i) Be issued by insurance companies that
are qualified and admitted to do business in the State where the Facility is located and that carry a designation in "Best's Insurance Reports," as issued from time to time throughout the Term, as follows: Policy holders' rating of A; financial rating of not less than X;

                                    (ii) Be issued in a form acceptable to
Landlord.

                                    (iii) Contain an endorsement requiring
thirty (30) days' written notice from the insurance company to both parties and to Landlord's lender before cancellation or expiration or decrease in the coverage, scope, or amount of any policy.

                                    (iv) Waive subrogation, as required by
Subsections 14.2.2, 14.2.4, and 14.5, with respect to property loss or damage by fire or other casualty.

                                    (v) Name Landlord and its property manager
as additional insureds and, at Landlord's request, shall carry a lender's loss payee endorsement in favor of Landlord's lender and such other endorsements as Landlord may reasonably require from time to time.

                      14.2.7 Evidence of Coverage. An executed copy of each insurance policy, or a certificate thereof with the actual policy attached, shall be delivered to Landlord prior to Tenant's commencing remodeling work in or taking occupancy of the Premises, and Tenant shall keep each such policy in full force and effect throughout the Term. Renewal policies or certificates thereof shall be delivered to Landlord at least thirty
(30) days in advance of the expiration dates of the expiring policies.

                      14.2.8 Tenant Insurance Default. In the event that Tenant fails to deliver to Landlord any policy, certificate, or renewal notice hereunder required within the prescribed time period, or if any such policy is canceled or modified during the Term without Landlord's consent, Landlord may at its option, but shall not be obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. The provisions of this Section 14 are for the benefit of Landlord and its lenders only and are not nor shall they be construed to be for the benefit of any employee of Tenant, any other tenant or occupant of the Building or the Facility, or any other person whatsoever.

               14.3 Landlord's Insurance. Landlord shall maintain policies of insurance covering loss of or damage to the Building in the full amount of its replacement cost. Such policies shall provide protection (subject to reasonable deductibles) against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage, and any other perils (e.g., flood and earthquake) that Landlord reasonably deems appropriate. Landlord shall not obtain insurance for Tenant's trade fixtures or equipment.

               14.4 Exculpation. Except to the extent otherwise expressly provided below in this Subsection, Tenant hereby waives all Claims against Landlord and the Landlord Parties for any loss, theft, or damage to Tenant's business or Personal Property or injury (including death and physical, psychological, and emotional injuries) to persons, in, upon or about the Premises and/or the Facility from any cause whatsoever, except for the active or passive negligence of Landlord or the Landlord Parties. Without limiting the generality of the foregoing, Tenant specifically acknowledges that such waived Claims includes injuries, losses, and damage resulting from the following causes:

        Fire; smoke; explosion; falling plaster, ceiling tiles, fixtures, or signs; broken glass; steam; gas; fumes; vapors; odors; dust; dirt; grease; acid; oil; any other Hazardous Substance; debris; noise; air or noise pollution; vibration; theft; breakage; vermin; electricity; computer or electronic equipment or systems malfunction or stoppage; water; rain; flooding; freezing; windstorm; snow; sleet; hail; frost; ice; excessive heat or cold; sewage; sewer backup; toilet overflow; leaks or discharges from or into the Premises or any other part of the Facility, or from any pipes, sprinklers, appliances, equipment (including, without limitation, heating, ventilating, and air-conditioning equipment); electrical or other wiring; plumbing fixtures; roofs; windows; skylights; doors; trapdoors; the surface or subsurface of any floor or ceiling of any part of the Facility; dampness or climatic conditions; maintenance, repair, or construction activities; renovation work; and any interruption, cessation, or failure of any public or other utility service.

        The foregoing notwithstanding, neither Landlord nor the Landlord Parties shall be released from liability for their own gross negligence or willful misconduct or Landlord's negligent failure to respond to written notice from Tenant of deficiencies that result in such loss, damage, or injury (provided that the correction of such deficiencies is the obligation of Landlord hereunder). However, Landlord's liability shall be subject to the further limitations set forth in Subsection 22.6. BY SIGNING ITS INITIALS BELOW, TENANT ACKNOWLEDGES THAT

IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SUBSECTION AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.

        /s/ P. G. L.   TENANT'S INITIALS
        --------------

               14.5 Allocation of Insured Risks/Subrogation.

                      14.5.1 Landlord and Tenant release each other from any Claims of whatever nature for damage, loss, or injury to the Premises, the Building, and/or the Facility, or to the other's property in, on, or about the Premises and the Facility, to the extent of any insurance proceeds that are received or receivable (or that would have been receivable but for such releasing party's breach or default of its obligations under this Lease), even if such damage, loss, or injury shall have been caused by the fault or negligence (but not willful misconduct) of the other party or anyone for whom such party may be responsible. Landlord and Tenant shall each cause their respective insurance policies to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any policy. To the extent of any insurance proceeds actually received, or that would have been payable but for a breach of this Lease, neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

                      14.5.2 If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

        15. Security Services.

               15.1 Landlord's Obligation to Furnish Security Services. Landlord may, but shall not be obligated to, furnish security services for the Premises and/or the Building and/or the Facility as Landlord deems appropriate in its sole and absolute discretion. In the event Landlord does furnish or contract to furnish any such services, Tenant shall nevertheless have sole responsibility for the protection of itself, the Tenant Parties and all property of Tenant and the Tenant Parties located in, on, or about the Premises or the Building or the Facility, and the provisions of Section 15 shall nevertheless continue in full force and effect.

               15.2 Tenant's Right to Install Security System. If Tenant wishes to establish or install any automated and/or non-automated security system in, on, or about the Premises, Tenant shall first notify Landlord of Tenant's plan for any such system, and Landlord shall have the right to review and approve or disapprove said plan in Landlord's discretion. If Landlord approves any such plan and Tenant establishes or installs any automated and/or nonautomated security system in, on, or about the Premises, and should such system adversely affect the Premises or the Facility or the desirability of the Premises or the Facility as commercial space for its then current uses, or have an adverse effect on other tenants, respectively, Landlord shall subsequently have the right to review Tenant's security system from time to time and request Tenant to make such changes in personnel and/or equipment. Tenant shall make said requested changes immediately thereafter.

        16. Building Services.

               16.1 Standard Building Services. Subject to the full performance by Tenant of all of Tenant's obligations under the Lease, Landlord shall furnish the Premises with the standard building services and utilities as set forth in the attached Exhibit D.

               16.2 Additional Services. Tenant shall not, without the consent of Landlord, (a) use any equipment, apparatus, or device in the Premises that will in any way increase the amount of electricity, cooling capacity, or water usually furnished or supplied for use of the Premises for general office purposes or (b) connect with electric current, except through existing electrical outlets in the Premises, or connect to water pipes, any apparatus or device for the purpose of using electric current or water. Tenant agrees to pay immediately upon demand all reasonable charges imposed by Landlord from time to time for all building services and utilities supplied to or used by Tenant in excess of or in addition to those standard building services and utilities described in Exhibit D. Such excess and additional building services and utilities are hereinafter referred to as "Additional Services." Landlord may at any time cause a switch and/or metering system to be installed at Tenant's expense (which expense Tenant shall pay within ten (10) working days after receipt of an invoice from Landlord covering the installment cost of such switch or metering system) to measure the amount of building services, utilities, and/or Additional Services consumed by Tenant or used in the Premises.

               16.3 Conservation. Tenant shall cooperate fully with Landlord to effect conservation of all utilities in the Building and shall use its best efforts to minimize its use of water, heat, electricity, and air conditioning.

               16.4 Landlord's Right to Cease Providing Services. Landlord reserves the right, in its sole and absolute discretion with respect to item (a) below, and in its reasonable discretion with respect to item (b) below, to reduce, interrupt, or cease service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone systems, and/or utility services of the Premises, the Building, or the Facility, for any of the following reasons or causes:

                             (a) any accident, emergency, Law, or Force Majeure
(as defined in Section 17); or

                             (b) the making of any repairs, additions,
alterations, or improvements to the Premises, the Building, or the Facility, until such repairs, additions, alterations, or improvements shall have been completed.

        No such interruption, reduction, or cessation of any such building services or utilities shall constitute an eviction or disturbance of Tenant's use or possession of the Premises or common areas, or a breach of Landlord's obligations hereunder, or render Landlord liable for any damages (including, without limitation, any damages, compensation, or claims arising from any interruption or cessation of Tenant's business), or entitle Tenant to be relieved from any of its obligations under the Lease, or result in any abatement of rent. However, Landlord shall use commercially reasonable diligence to restore such service, and to minimize any disturbance to Tenant, where it is within Landlord's commercially reasonable control to do so. Notwithstanding the foregoing, if any of the utilities and services cease to be provided to Tenant as a result of the negligence or willful misconduct of Landlord, resulting in the Premises being rendered uninhabitable, and if such interruption continues in excess of five (5) consecutive business days, then all rent payable by Tenant to Landlord under this Lease shall be abated for the period the Premises are rendered uninhabitable for such reasons.

        17. Force Majeure. Except as otherwise expressly provided elsewhere in this Lease with respect to Tenant's right to abatement of Gross Rent under certain circumstances, Landlord shall not be chargeable with, liable for, or responsible to Tenant for anything or in any amount for any failure to perform or delay caused by any of the following events (collectively, "Force Majeure"): fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental or quasi-governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; accident; breakage; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by Landlord.

        18. Rules And Regulations. Tenant, its agents, employees, and servants and those claiming under Tenant will at all times observe, perform, and abide by all of the general rules and regulations promulgated by Landlord as set forth in Exhibit C, and as reasonably modified, supplemented, or amended by Landlord from time to time (the "Rules and Regulations"). Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Facility of any of said rules and regulations, and Landlord reserves the right to make reasonable exceptions for specific tenants or occupants with respect to the application of certain rules and regulations. Subject to the foregoing, Landlord agrees to use commercially reasonable efforts, consistent with Landlord's rights under applicable leases, to apply the Rules and Regulations in a fair, responsible, and equitable manner. If there is a conflict between the Rules and Regulations and any provision of this Lease, the provisions of this Lease shall prevail.

        19. Holding Over.

               19.1 Surrender of Possession. Tenant shall surrender possession of the Premises immediately upon the expiration of the Term or termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the expiration or earlier termination of the Term, whether with or without Landlord's consent, all of the provisions of this Lease pertaining to the obligations of Tenant and the rights of Landlord during the Term shall apply to such holdover period, except as expressly modified by this Section 19.

               19.2 Holding Over With Consent. If Tenant, with Landlord's consent, retains possession of the Premises after the expiration of the Term, Tenant shall become a tenant from month-to-month, at a monthly rental equal to one hundred fifty percent (150%) of the Minimum Monthly Rent applicable immediately prior to the expiration of the Term. Such month-to-month tenancy shall be terminable in the manner provided by law.

               19.3 Holding Over Without Consent. If Tenant, without Landlord's consent, retains possession of the Premises after the expiration or earlier termination of Term (or, in the case of a month-to-month tenancy under Subsection 19.2, after the duly noticed termination date of such tenancy), then Tenant shall pay to Landlord monthly rental equal to two hundred percent (200%) of the Minimum Monthly Rent applicable immediately prior to the expiration or earlier termination of the Term, and Tenant shall indemnify Landlord from and against all losses, costs, claims, liabilities, and expenses (including, without limitation, reasonable' attorneys' fees and disbursements) sustained by Landlord by reason of such retention (including, without limitation, claims for damages by any other person to whom Landlord may have agreed to lease all or any part of the Premises effective on or after the date Tenant was obligated to surrender possession of the Premises). No acceptance by Landlord of rent during any such holding over without Landlord's approval shall reinstate, continue, or extend the Term of this Lease or shall affect any notice of termination given to Tenant prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Landlord to obtain possession of the Premises, Landlord may receive and collect when due any and all payments owed by Tenant under this Lease, and otherwise exercise its rights and remedies. The making of any such payments by Tenant shall not waive such notice, or in any manner affect any pending suit or judgment obtained.

        20. Subordination. This Lease shall, at Landlord's sole option, be subject and subordinate at all times to the lien of any mortgages or deeds of trust in any amounts whatsoever now or hereafter placed on or against the Facility (or any portion thereof) or on or against Landlord's interest or estate therein without the necessity of having further interests on the part of Tenant to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed as a result of any foreclosure or deed in lieu of any mortgage or deed of trust hereafter placed on or against the Facility, if and so long as Tenant is not in default of any of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease deemed to be prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, then this Lease shall be deemed to be prior to such instrument, regardless of whether this Lease is dated prior or subsequent to the execution or recording date thereof. Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease as may be required by Landlord, provided that said instruments recognize that Tenant's right to quiet possession of the Premises shall not be disturbed if and so long as Tenant is not in default of its obligations under this Lease. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver any such instruments for or in the name of Tenant.

        21. Entry By Landlord.

               21.1 Landlord reserves and shall have the right to enter the Premises at any and all reasonable times to inspect the same, to verify Tenant's compliance with its obligations under this Lease, to post notices of non-responsibility (if permitted by the Laws of the State where the Facility is located), to post any notices Landlord reasonably believes are required by law to be posted on the Premises, to deliver notices to Tenant or any subtenant or occupant of any portion of the Premises, to supply any service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective lender, purchasers, investors, or tenants. Landlord may, during the last six (6) months of the Term, place "For Lease" signs on or about the Premises.

               21.2 Landlord also reserves and shall have the right to enter the Premises, upon reasonable prior written notice (except in emergencies), to alter, improve, renovate, or repair the Premises and any portion of the Facility or its mechanical systems, and Landlord may for such purposes erect scaffolding and other appropriate structures where reasonably required by the character of the work to be performed. In the event that any such entry by Landlord into the Premises, or such work performed by Landlord at the Facility, prevents Tenant from gaining access to all or any significant portion of the Premises for more than five (5) consecutive business days, then Minimum Monthly Rent shall be abated in proportion to the part of the Premises (if less than all) to which Tenant shall have been denied access, but there shall be no abatement of rent by reason of all or any portion of the Premises being inaccessible for a period of five (5) or fewer consecutive business days. Further, Tenant shall not be entitled to any abatement of rent on account of any noise, vibration, or other disturbance to Tenant's business at the Premises that may arise out of any such entry by Landlord into the Premises or out of Landlord's performance of any such work at the Facility, and under no circumstances shall any such noise, vibration, disturbance, work, or entry by Landlord be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof. Landlord shall use commercially reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to avoid or minimize disruption of Tenant's business during any such entry or work by Landlord.

               21.3 Landlord shall have the right to use any and all means that Landlord may deem appropriate to open any doors in an emergency in order to obtain entry to the Premises.

        22. Defaults And Remedies.

               22.1 Events of Default.

                      22.1.1 Definition. In addition to those events designated as Events of Default in other provisions of this Lease, each of the following shall constitute an "Event of Default" by Tenant and a material breach of this
Lease:

                                            (1) Tenant's failure to make any
payment owed by Tenant under this Lease, as and when due, where such failure is not cured within five (5) business days following Tenant's receipt of Landlord's written notice thereof; or

                                            (2) Tenant's failure to observe,
keep, or perform any of the terms, covenants, agreements, or conditions under this Lease that Tenant is obligated to observe or perform, other than that described in subdivision (1) above, for a period of thirty (30) days after delivery of notice to Tenant of said failure; provided however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under this Lease if Tenant shall commence the cure of such default so specified within said ten (10) day period and diligently prosecute the same to completion; or

                                            (3) Landlord's discovery that any
financial statement given to Landlord by Tenant, by any assignee or subtenant of Tenant, by any successor in interest of Tenant, or by any guarantor of any obligations of Tenant under this Lease, was materially false, where Tenant fails, within ten (10) days after delivery of Landlord's written demand, to give Landlord such additional assurances or security for the full and faithful performance of all Tenant's obligations under this Lease as Landlord shall reasonably have demanded; or

                                            (4) The occurrence of any of the
events described in Subsection 36.5 (Events of Bankruptcy) below with respect to any guarantor of any obligations of Tenant under this Lease, where Tenant fails to furnish a substitute guarantor, or alternative security, satisfactory to Landlord within ten (10) days after Landlord's delivery of Landlord's written demand therefor.

                      22.1.2 Notice of Default. The notices of default provided for in Subsection 22.1.1(1) and (2), and the written demands provided for in Subsection 22.1.1(3) and (4), shall in each case be in lieu of, and not in addition to, any notice required under applicable unlawful detainer Laws;

               22.2 Remedies. Upon the occurrence of any Event of Default, Landlord may exercise any one or more of the termination rights and other remedies, in addition to all other rights and remedies now or hereafter provided at law or in equity.

               22.3 Right to Cure. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to perform any act on its part to be performed under this Lease, and such failure shall continue for five (5) business days after notice thereof to Tenant (except that no notice shall be required in cases of emergency), Landlord may, but shall not be obligated to do so, without waiving or releasing Tenant from any obligations of Tenant, perform any such act on Tenant's part to be performed as provided in this Lease. All costs incurred by Landlord with respect to any such performance by Landlord (including reasonable attorneys' fees) shall be paid by Tenant to Landlord immediately upon demand.

               22.4 Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue the Lease after being dispossessed or ejected from the Premises.

               22.5 Remedies Cumulative. All remedies of Landlord under this Lease are cumulative. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages, nor shall Landlord have any obligation to mitigate damages, except to the extent otherwise provided by applicable Laws.

               22.6 Default by Landlord. In no event shall Landlord be deemed to be in default of any obligation hereunder unless and until thirty (30) days have expired after delivery of notice of such deficiency to Landlord and to anyone else, or to any lien holder, to whom Landlord has instructed Tenant to send duplicative notices, specifying in detail Landlord's failure to perform, to Landlord and to the holder of any recorded interest pertaining to the Building; provided, however, that if such deficiency cannot be cured or corrected within such 30-day period Landlord shall not be in default if Landlord or anyone on behalf of Landlord commences such cure or correction within such 30-day period and thereafter diligently prosecutes the same to completion. If Landlord is deemed to be in default under the provisions of this Subsection, Tenant shall be entitled to bring an action for declaratory judgment or specific performance, or for damages (subject to the provisions of this Lease limiting Landlord's liability) shown by Tenant to have been proximately caused by such default. Notwithstanding anything to the contrary in this Lease, Tenant agrees that, in the event that it becomes entitled to receive damages from Landlord, Tenant shall not be allowed to recover from Landlord consequential damages or damages in excess of the out-of-pocket expenditures incurred by Tenant as a result of a default by Landlord. Landlord's liability to Tenant for damages resulting from Landlord's breach of any provision or provisions of the Lease shall not exceed the value of Landlord's equity interest in the Facility. Tenant hereby expressly waives its rights under any and all Laws, now or hereafter in effect, to terminate this Lease (whether prior to or after the commencement of the Term) or to withhold any payment owed by Tenant under this Lease, on account of any damage, condemnation, destruction, or state of disrepair of the Premises, or any part thereof, it being the parties' intent that the provisions of this Lease shall govern the parties' rights and obligations with respect to such matters.

        23. Damage Or Destruction.

               23.1 Total or Substantial Destruction. In the event that the Facility or Building shall be destroyed to the extent of forty percent (40%) or more of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be damaged or not, upon written notice to Tenant not later than the 60th day after the date of such destruction.

               23.2 Loss Covered by Insurance. If, at anytime prior to the expiration or termination of this Lease, (a) all or any portion of the Premises, or any portion of the Common Areas whose use is required for Tenant's business, shall be wholly or partially damaged or destroyed by fire or other casualty or peril (collectively, a "Casualty"), and (b) at least ninety percent (90%) of the total costs of performing the necessary repairs and replacements under then applicable Law will be fully covered and paid for by available proceeds of insurance maintained by Landlord, and (c) such damage or destruction shall render the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

                      23.2.1 Repairs That Can Be Completed Within One Hundred Eighty Days. Within sixty (60) days after the date of Tenant's notice to Landlord of such damage or destruction (the "Damage Notice Date"), Landlord shall give Tenant notice of Landlord's good faith determination of whether the damage or destruction can be repaired under applicable Laws, without the payment of overtime or other premiums, within one hundred eighty
(180) days after the date such determination of Landlord is made. If all such repairs to the Premises and/or such portions of the Common Areas can, in Landlord's good faith judgment, be substantially completed in such manner within such one hundred eighty (180) day period, Landlord shall undertake such repairs and this Lease shall remain in full force and effect.

                      23.2.2 Repairs That Cannot Be Completed Within One Hundred Eighty Days. In the event that Landlord ever determines that such repairs to the Premises or to such portions of the Common Areas cannot, in Landlord's good faith judgment, be substantially completed under applicable Laws, without the payment of overtime or other premiums, within one hundred eighty days after the date of such casualty, then Landlord shall notify Tenant of such determination within ten (10) days of such casualty. In such notice Landlord shall either agree to undertake such repairs (in which even the notice shall include Landlord's estimate of the time required to complete same) or elect to terminate this Lease. If Landlord so agrees to undertake repairs, but states that the required repairs will not be completed within 180 days after delivery of such notice, then Tenant shall have an option, exercisable by written notice thereof delivered to Landlord not later than the tenth (10th) day after Landlord's delivery of Landlord's notice that the repairs will not be completed within such 180-day period, to terminate this Lease. If neither Landlord nor Tenant exercise such a right of termination following Landlord's determination that repairs will take more than 180 days, then Landlord shall diligently undertake to repair such damage or destruction.

               23.3 Loss Not Covered By Insurance. If, at anytime prior to the expiration or termination of this Lease, (a) all or any portion of the Premises, or any portion of the Common Areas whose use is required for Tenant's business, is wholly or partially damaged or destroyed by a Casualty, and (b) less than ninety percent (90%) (if any) of the total costs of performing the necessary repairs and replacements will be fully covered and paid for by available proceeds of insurance maintained by Landlord, and (c) such damage or destruction renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

                      23.3.1 Landlord shall deliver to Tenant, within sixty (60) days after the Damage Notice Date, a written notice whereby Landlord shall either (a) elect to terminate this Lease or (b) agree to undertake such repairs, in which latter event such notice shall include a statement of Landlord's good faith estimate of the number of days required in order to achieve substantial completion, under applicable Laws, of such repair and restoration work. If Landlord does not elect by such notice to Tenant to repair such damage, this Lease shall be deemed to have been terminated by Landlord.

                      23.3.2 If pursuant to Subsection 23.3.1 Landlord elects to undertake such repairs, but states that the required repairs will not be completed within 180 days after delivery of such notice, then Tenant shall have an option, exercisable by written notice thereof delivered to Landlord not later than the tenth (10th) day after Landlord's delivery of Landlord's notice that the repairs will not be completed within such 180-day period, to terminate this Lease. If neither Landlord nor Tenant exercise such a right of termination with respect to a Casualty covered by this Subsection 23.3, then Landlord shall diligently undertake to repair such damage or destruction.

               23.4 Destruction During Final Year. Notwithstanding anything to the contrary contained in Subsections 23.1 or 23.2, if the Premises or the Building or a portion of the Common Areas required for Tenant's business are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, and no renewal rights have been exercised prior to such damage or destruction, and if as a result of such damage or destruction Tenant is denied access or use of the Premises for the conduct of its business operations for a period of ten (10) consecutive business days, Landlord or Tenant may, at its option, by giving the other written notice prior to substantial completion of the repairs, and in no event later than the 60th day after the Damage Notice Date, elect to terminate this Lease.

               23.5 Effective Date of a Lease Termination. Any notice of Tenant's election to terminate under this Section 23 shall include a statement of the effective date of such termination, which shall not be more than sixty
(60) days after the date such notice is delivered. Any notice of Landlord's election to terminate under this Section 23 shall be effective (a) on the tenth
(10th) day after delivery of the notice, if the damage or destruction shall have prevented Tenant from conducting business at the Premises, or (b) on the sixtieth (60th) day after delivery of the notice, in the event that Tenant shall not have been so prevented from conducting business at the Premises.

               23.6 Abatement of Gross Rent. In the event that all or any portion of the Premises shall be rendered inaccessible or unusable to Tenant, and unused by Tenant, for a period of more than ten (10) consecutive days as a result of any damage or destruction caused by any Casualty (and provided that such Casualty shall not have arisen in whole or in part out of any gross negligence or willful misconduct on Tenant), then Gross Rent shall be reduced proportionately for such portion of the Premises as shall be rendered inaccessible or unusable to Tenant, and unused by Tenant, during the period of time that such portion is unusable or inaccessible to Tenant, and unused by Tenant.

               23.7 Destruction of Tenant's Personal Property, Tenant Improvements or Property of the Tenant Parties. In the event a Casualty causes damage to or destruction of the Premises or the Building or the Facility, under no circumstances shall Landlord be required to repair damage to, or make any repairs to or replacements of, Tenant's Personal Property. However, as part of Common Area Costs, Landlord shall cause to be insured Tenant Improvements and Alterations that do not consist of Tenant's Personal Property and shall cause proceeds of such insurance to be applied to the cost of repairing or restoring such Tenant Improvements and Alterations, but Tenant shall pay for such portion of those costs as may be uninsured or be subject to a deductible. Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Building or the Facility by Tenant or the Tenant Parties.

               23.8 Exclusive Remedy. The remedies provided for in this Section 23 shall be Tenant's sole and exclusive remedy in the event a Casualty causes damage to or destruction of all or any portion of the Premises, Building, or Facility, and Tenant, as a material inducement to Landlord's entering into this Lease, irrevocably waives and releases the provisions of any Law that would automatically terminate this Lease or otherwise be contrary to the provisions of this Section in the event of any such damage or destruction.

        24. Eminent Domain.

               24.1 Definitions. The following terms shall have the indicated definitions as used herein: (a) "Condemnation" or "Taking" means (i) the exercise of any governmental or power, whether by legal proceedings or otherwise, by a Condemnor and/or (ii) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of eminent domain or while legal proceedings for eminent domain are pending; (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned; (c) "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation; and (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of eminent domain.

               24.2 Permanent Taking.

                      24.2.1 Total Taking. If the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking.

                      24.2.2 Partial Taking; Common Areas.

                             24.2.2.1 If any portion of the Premises is taken by
Condemnation, this Lease shall remain in effect, except that Tenant shall have the right to elect to terminate this Lease if forty percent (40%) or more of the rentable square footage of the Premises is taken, or if the portion taken renders the remainder of the Premises economically unusable by Tenant, as determined by condemning authority. To be effective, such election to terminate must be made by written notice delivered to Landlord within twenty (20) days after Tenant's obtaining knowledge of the impending acquisition of such portion of the Premises by Condemnation. Tenant shall be deemed to have knowledge of such impending acquisition if Tenant enters into negotiations with the Condemnor's representatives, on receipt of service of complaint and summons or order for immediate possession, or on receipt of a letter of inquiry from Landlord advising Tenant of the impending acquisition and requesting notice of Tenant's resulting elections and contentions. Tenant's notice shall contain a clear and unequivocal statement of its election to terminate, and its reasons for this election.

                             24.2.2.2 If any part of the common areas of the
Facility is taken by Condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Premises. If such a Taking materially interferes with access to the Premises, either party shall have the election to terminate this Lease pursuant to this
Section 24.

                             24.2.2.3 If forty percent (40%) or more of the
Building or the Facility is taken by Condemnation (whether or not any Portion of the Premises shall have been taken), Landlord shall have the election to terminate this Lease in the manner prescribed herein.

                      24.2.3 Termination or Abatement. If either party elects to terminate this Lease under the provisions of Subsection 24.2.2 (such party is hereinafter referred to as the "Terminating Party"), it must terminate by giving notice to the other party (the "Nonterminating Party") within twenty (20) days after the nature and extent of the Taking have been finally determined (the "Decision Period"). The Terminating Party shall notify the Nonterminating

Party of the date of termination, which date shall not be earlier than sixty
(60) days after the Terminating Party has notified the Nonterminating Party of its election to terminate, nor later than the Date of Taking. If such notice of termination is not given within the Decision Period, this Lease shall continue in full force and effect except that the Gross Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Gross Rent in effect prior to the Taking by a fraction the numerator of which is the square footage taken from the Premises and the denominator of which is the square footage in the Premises prior to the Taking.

                      24.2.4 Restoration. If there is a partial Taking of the Premises and this Lease remains in full force and effect pursuant to this
Section 24, Landlord, at its cost, shall accomplish all necessary restoration so that the Premises are returned as near as practical to their condition immediately prior to the Date of Taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the Condemnor.

                      24.2.5 Award. Any Award arising from the Condemnation or the settlement thereof shall belong to and be paid to Landlord and Tenant hereby assigns to Landlord any right of Tenant thereto, except that Tenant shall receive from the Award compensation for the following, if specified by amount in the Award by the Condemnor: Tenant's trade fixtures, tangible personal property, goodwill, loss of business, and relocation expenses. Tenant shall have the right to participate in condemnation proceedings for the purposes permitted under this
Section 24 and to complain against the Condemnor authority for a separate award for such losses. At all events, Landlord shall be solely entitled to all Awards in respect of the real property, including the bonus value of the leasehold. Tenant shall not be entitled to any Award until Landlord has received the total amount to which Landlord is entitled hereunder.

               24.3 Temporary Taking. No temporary taking of the Premises or any part of the Premises and/or of Tenant's rights to the Premises or under this Lease shall terminate this Lease or give Tenant any right to any abatement of any rents owed to Landlord pursuant to this Lease. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant.

        25. Sale By Landlord. In the event Landlord shall sell, assign, convey, or transfer all or a part of its interest in the Facility or any part of the Facility, Tenant agrees to attorn to such transferee, assignee, or new owner. If all of Landlord's interest in the Facility shall be sold, assigned, conveyed, or transferred, then upon consummation of such sale, assignment, conveyance, or transfer, Landlord shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, assignment, transfer, or conveyance, and in such event Tenant agrees to look solely to the responsibility of such transferee, assignee, or new owner. In the event of such sale, assignment, transfer, or conveyance, Landlord shall transfer, or in lieu thereof grant a credit at closing, to such transferee, assignee, or new owner of the Facility the balance of the Deposit, if any, remaining after lawful deductions and in accordance with applicable Law, after notice to Tenant, and Landlord hall thereupon be relieved of all liability with respect to the Deposit.

        26. Estoppel Certificates. Upon either party's prior request from time to time, but not more than once a year, the other party shall execute, acknowledge, and deliver to the requesting party, not later than ten (10) days after such request, a statement (i) certifying the date of commencement of this Lease, (ii) stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of such modifications), (iii) stating the dates to which rent has been paid,
(iv) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party, or specifying each such default if any are claimed, and (v) setting forth such other matters as may reasonably be requested. Landlord and Tenant intend that any such statement delivered pursuant to this Section may be relied upon by any permitted subtenant, assignee, or lender of Tenant, by the mortgagee or the beneficiary of any deed of trust, or by any purchaser or prospective purchaser of the Real Property. If Tenant's failure to deliver such statement within the required time is not cured within three (3) days after Landlord's delivery of written notice of such default, such failure to deliver the statement shall, at Landlord's option, be an Event of Default under this Lease by Tenant, or it shall be conclusive upon Tenant that (a) this Lease is then in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, and (c) not more than one month's rent has been paid in advance. Tenant further agrees, from time to time upon Landlord's request, promptly to furnish to Landlord financial statements reflecting Tenant's then current financial condition and, if rendered in the ordinary course of conducting Tenant's business, a copy of Tenant's then most current certified financial statements.

        27. Requirements Of Landlord's Lenders.

               27.1 Financing Condition. Landlord may from time to time desire to mortgage all or a portion of the Facility for the purpose of securing financing from an institutional lender. In the event such institutional lender requires, as a condition of granting Landlord such financing, that this Lease be amended or modified, then Tenant shall, within thirty (30) days after Landlord's request, consent to and execute any such reasonable amendment or modification of this Lease; provided, however, that such modification or amendment only concerns
(a) the lender's right to notification, (b) the lender's right to cure defaults by Landlord, (c) requirements for the lender's consent or approval when Landlord's consent or approval is required hereunder, (d) requirements for the lender's prior consent or approval for any amendment, modification, or early termination of the Lease, for any waiver of any of the terms or conditions of the Lease to be performed or observed by Tenant, or for any estoppel certificate to be provided by Landlord, (e) restrictions on prepayments of rent, (f) the lender's right to require that rents be paid directly to the lender, (g) the resolution of ambiguities or correction or errors or omissions contained in this Lease, and/or (h) such other matters as Tenant may consent to, which consent shall not be unreasonably withheld. At Landlord's option, Tenant's failure to execute and deliver such a Lease modification or amendment within the required time shall be an Event of Default under this Lease by Tenant, without any further notice to Tenant.

               27.2 Mortgagee Protection. Tenant agrees to give any present or future mortgagee and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and leases, or otherwise), of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease (if any), then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.

        28. Substitution Of Premises. Landlord hereby reserves the right, from time to time prior to the Commencement Date or during the Term, to relocate Tenant to other premises in the Facility on the following terms and conditions:
(a) the new premises shall be substantially the same in size, dimensions, configuration, decor, and quality as the Premises described in this Lease, and shall be placed in that condition by Landlord at its cost; (b) the physical relocation of the Premises shall be accomplished by Landlord at its cost; (c) Landlord shall give Tenant at least sixty (60) days' notice of Landlord's intention to relocate the Premises; (d) the physical relocation of the Premises shall take place on a weekend, if practicable, and shall be accomplished as quickly as reasonably practicable; (e) all reasonable actual out-of-pocket costs incurred by Tenant as a result of the relocation, including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising, and other such items, but excluding any lost revenues or any intangible costs, shall be paid by Landlord; (f) if the relocated premises are smaller than the Premises as they existed before the relocation, Gross Rent shall be reduced to a sum computed by multiplying the Gross Rent specified in Sections 4 and 5 by a fraction, the numerator of which shall be the total number of rentable square feet in the relocated premises, and the denominator of which shall be the total number of rentable square feet in the Premises before relocation; and (g) from and after the date of such relocation and substitution, the term "premises" as used in this Section shall mean the substituted premises in the Facility, and Landlord and Tenant shall execute an amendment to this Lease stating the relocation of the Premises and the reduction of Gross Rent, if any.

        29. Attorneys' Fees. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease (including an action or proceeding between one party and the trustee or debtor in possession while the other party is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code or any successor statute to such Code)), or in the event suit is brought for the recovery of any amount due and owing under this Lease, the prevailing party shall be entitled to recover all its costs and expenses in connection therewith (including court costs and reasonable attorneys' fees, costs and disbursements) from the unsuccessful party, whether or not such action, proceeding or appeal is prosecuted to judgment or other final determination. The term "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other party by reason of the other party's breach or default and obtains substantially the relief sought, whether by compromise, settlement, or judgment. If such prevailing party shall recover in any such action, proceeding, or appeal, such costs and expenses (including court costs and reasonable attorneys' fees, costs and disbursements) shall be included in and as a part of such judgment.

        30. Non-Waiver. The waiver by Landlord or Tenant of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease. Nor shall any consent by Landlord or Tenant in any one instance dispense with necessity of consent in any subsequent or other instance. Nor shall any custom or practice that may develop between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of this Lease. The subsequent acceptance by Landlord of any payment owed by Tenant to Landlord under this Lease, or the payment of rent by Tenant, shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement, condition, or provision of this Lease, other than the failure of Tenant to make the specific payment so accepted by Landlord, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of the making or acceptance of such payment.

        31. Notices. All notices, notifications, demands, requests, consents, approvals, designations, elections, and waivers that may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, or one business day after such notice or demand is sent by a reliable overnight courier service, or three (3) business days after it is sent by United States certified or registered mail, in each case with postage prepaid and the notice or demand addressed to the other party at its address set forth in Subsection 1.1(b) of this Lease, or to such other place as such party may from time to time by like notice designate. Written notice given in any other manner shall have been duly given when actually received by Landlord's manager of the Facility (in the case of notice to Landlord) or by any of the undersigned representatives of Tenant or any other executive level employee or officer of Tenant. If there is more than one tenant under this Lease, then notice to any one of them shall constitute notice to all and notice from any one of them shall constitute notice from all.

        32. Joint And Several Liability. If Tenant consists of more than one person or other entity, Tenant's obligations hereunder shall be joint and several as between such persons and/or entities.

        33. Time. Subject to provisions of Section 17 (Force Majeure), time is of the essence of this Lease and each and all of its provisions.

        34. Successors. Subject to the provisions of Section 13 (Assignment and Subletting) and Section 25 (Sale by Landlord), and except as otherwise provided to the contrary in this Lease, the terms, covenants, and conditions herein contained shall apply to, bind, and inure to the benefits of the heirs, successors, executors, administrators, and permitted assigns of the respective parties hereto.

        35. Entire Agreement. This Lease (including the exhibits, riders, addenda, and schedules referred to herein and made a part hereof) embodies the entire agreement between, and understanding of, the parties and supersedes all prior agreements and understandings (oral or written) between the parties with respect to the subject matter hereof. This Lease shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by both Landlord and Tenant.

        36. Restrictions On Options.

               36.1 Definition. As used in this Section 36, the word "Option" shall mean any of the following rights or options of Tenant, if any such rights or options are granted pursuant to an addendum or other modification to this standard lease form: (1) any right or option to extend the term of this Lease,
(2) any option or any right of first refusal or first offer to lease the Premises or any other space within the Facility or other property of Landlord or its affiliates, and (3) any right or option of Tenant to terminate or cancel this Lease prior to the last day of the initial Term contemplated by Subsection 1.2(d).

               36.2 Options Personal. Each Option, if any, granted to Tenant in this Lease is personal to the original Tenant and may be exercised only by the original Tenant while directly (and not through subleases) occupying more than sixty percent (60%) of the Premises, and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than the original Tenant. If the original Tenant consists of more than one person or other entity, each such person or entity must join in the exercise of the Option in order for it to be effective. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, by reservation or otherwise.

               36.3 Multiple Options. In the event that Tenant has multiple Options to extend or renew the term of this Lease, a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

               36.4 Strict Enforcement of Conditions and Limitations Upon
Options.

                      36.4.1 Tenant hereby specifically acknowledges and agrees that the time limitations upon the exercise of any Option will be strictly enforced, that any attempt to exercise such Option at any other time shall be void and of no force or effect, and that if any such Option is not exercised within the applicable time period, Landlord intends immediately thereafter to undertake appropriate efforts relating to the marketing or management of the space affected by the Option. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such Option because of the provisions of this Subsection or for any other reason whatsoever.

                      36.4.2 Tenant further agrees that if Tenant is in default hereunder on the date of giving the required notice of exercise of such Option, such notice shall be totally ineffective, and if Tenant is in default hereunder on the date any extension or renewal of the term of this Lease was to commence, such extension or renewal of the term shall not commence, and this Lease shall expire at the end of the Term as theretofore in effect. Notwithstanding any provision of this Lease to the contrary, all Options shall automatically be void, and shall have no effect, upon the commencement of any holdover by Tenant after the expiration or earlier termination of the Term.

                      36.4.3 Tenant further agrees that if (a) more than once during the twelve (12) month period immediately preceding delivery of a notice of exercise of Option Tenant shall have failed to make timely payment of any rent or any Event of Default shall have occurred, or (b) more than three (3) times during the twenty-four (24) month period immediately preceding delivery of such notice Tenant shall have failed to make timely payment of rent or any Events of Defaults shall have occurred, then such Option of Tenant shall at once be void and of no further effect, notwithstanding Tenant's timely exercise of such Option.

               36.5 Events of Bankruptcy. In addition to those events and occurrences constituting defaults or Events of Default under other provisions of this Lease, the occurrence of any of the following events shall also constitute a default and Event of Default for purposes of Subsection 36.4:

                      36.5.1 Filing by Tenant of a voluntary petition under any applicable bankruptcy Law, or the issuance of an order for relief entered under any applicable bankruptcy Law, or the filing by Tenant of any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for Tenant under the present or any future applicable Law relative to bankruptcy, insolvency, or other relief for debtors, or Tenant's consent to or acquiescence in the appointment of any trustee, receiver, conservator, or liquidator of Tenant or of all or any substantial part of its properties or its interest in the Premises (the term "acquiesce," as used in this clause, includes but is not limited to the failure to file a petition or motion to vacate, appeal, or discharge any order, judgment, or decree within ten
(10) days after entry of such order, judgment, or decree);

                      36.5.2 Issuance or entry, by a court of competent jurisdiction, of any order, judgment, or decree approving a petition filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future applicable Law relating to bankruptcy, insolvency, or other relief for debtors, and acquiescence by Tenant in the entry of such order, judgment, or decree; or the failure of such order, judgment, or decree to be vacated or stayed within an aggregate of thirty (30) days (whether or not consecutive) after the date of entry thereof; or the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, conservator, or liquidator of Tenant or of all or any substantial part of its properties or its interest in the Premises and the failure of such appointment to be vacated or stayed within an aggregate of thirty (30) days (whether or not consecutive);

                      36.5.3 The inability of Tenant, or Tenant's admitting in writing its inability, to pay its debts as they mature;

                      36.5.4 Tenant's giving notice to any governmental body of Tenant's insolvency or pending insolvency, or suspension or pending suspension of operations; or

                      36.5.5 Tenant's making a general arrangement or general assignment for the benefit of creditors or taking any other similar action for the protection or benefit of creditors.

        37. Recording. Tenant shall not record this Lease or any memorandum hereof without Landlord's prior consent.

        38. Authorization To Sign Lease. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of Tenant's Board of Directors, and that this Lease is binding upon Tenant in accordance with its terms, and Tenant shall, concurrently with its execution of this Lease, deliver to Landlord upon its request a certified copy of a resolution of its Board of Directors authorizing the execution of this Lease. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity's partnership agreement or trust agreement, respectively, and that this Lease is binding upon Tenant in accordance with its terms, and Tenant shall, concurrently with its execution of this Lease, deliver to Landlord upon its request such certificates or written assurances from the partnership or trust as Landlord may request authorizing the execution of this Lease. If Tenant consists of more than one legal entity, the foregoing representations, warranties, and covenants shall apply to any such entity that is a corporation or partnership, as the case may be. Each individual signing this Lease on behalf of Tenant shall personally indemnify, defend, and hold harmless Landlord from and against any claim arising out of any actual or alleged breach or inaccuracy of any of the foregoing representations and warranties or any loss suffered by reason thereof.

        39. Broker Participation. In consideration for brokerage services rendered to Landlord in this transaction, Landlord shall pay its licensed real estate broker named in Subsection 1.1(j) a commission as set forth in a separate agreement between Landlord and said broker. Tenant's broker, if any is named in Subsection 1.1(j), will be paid its commission from a portion of the commission paid to Landlord's Broker, as set forth in a separate agreement between Landlord's Broker and Tenant's Broker. Except as otherwise set forth in the preceding sentence, each party agrees to indemnify, defend, and hold harmless the other party from any claim or loss arising out of any actual or alleged dealings of the indemnifying party with any real estate broker, agents or finder in connection with this transaction.

        40. Survival Of Certain Rights And Obligations. The respective parties' remedies, payment obligations, indemnities, waivers and releases under this Lease, with respect to Tenant's use or possession of the Premises during the Term and any holdover period, and with respect any cost or expense incurred during or with respect to the Term or any holdover period, shall survive the termination of this Lease.

        41. Parking. Landlord shall have the right, by written notice to Tenant, to designate specific areas of the Facility for employee parking. If Landlord designates an employee parking area, then automobiles of Tenant, its employees, and agents shall not park within the parking area except in areas delineated by Landlord as "employee parking." Subject to the foregoing, Tenant shall be entitled to use, in common with other tenants and Landlord, the number of undesignated vehicle parking spaces allocated to Tenant in Subsection 1.1(k). Tenant's use of such parking spaces shall be subject to payment by Tenant of such standard monthly parking rates, if any, as may be charged from time to time to persons other than the officers and employees of Landlord and its affiliates, and subject to such rules and regulations as may be established or altered from time to time by Landlord or its manager of such parking facilities. At Landlord's request, Tenant (or its designated employees with parking privileges) shall enter into parking licenses or lease agreements or other arrangements then in use by Landlord (or Landlord's operator of the parking facilities) with respect to such monthly parking. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether parking facilities are becoming crowded and, in such event, to allocate and assign parking spaces among Tenant and other tenants. Upon request, Tenant shall provide Landlord with the license plate numbers of all vehicles used at the Facility by Tenant's employees. In the event that, pursuant to any modification or amendment to this standard form lease, Tenant is at any time given any right to the exclusive use of any designated parking stalls or facilities, Landlord shall nevertheless have the right from time to time to substitute other designated parking stalls or facilities therefor, so long as such substitute stalls or facilities are, in Landlord's judgment, reasonably comparable. If Tenant parks more vehicles in the Facility's parking area than are permitted under this Section, Landlord shall have the right, without limitation to Landlord's other remedies under this Lease, to collect from Tenant a daily charge, to be determined by Landlord, for each such additional vehicle.

        42. Severability. Should any provision of this Lease be illegal, void, invalid, inoperative, or unenforceable, no other provision of this Lease shall be affected thereby, and the remainder of this Lease shall be effective as though such illegal, void, invalid, inoperative, or unenforceable provision had not been included herein.

        43. Certain Rights Reserved By Landlord. Landlord hereby expressly reserves the rights set forth in the Subsections of this Section 43. Such rights shall be exercisable (a) without notice, (b) without liability to Tenant for damage or injury to property, persons, or business, (c) without effecting a constructive or actual eviction of Tenant or disturbance of Tenant's use, possession, or enjoyment of its Premises, and (d) without giving rise to any claim for setoff or abatement of rent. The enumeration of such rights of Landlord in the following Subsections is not intended to limit any other rights of Landlord, whether expressed or implied, at law or under other provisions of this Lease.

               43.1 Landlord shall have the right to decorate and make repairs, alterations, additions, changes, and/or improvements, whether structural or otherwise, in and about the Building and elsewhere in the Facility, including, without limitation, construction of additional buildings or other new improvements and changes in the location, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, sidewalks, and walkways. For such purposes Landlord may enter upon the Premises and, during the continuance of any such work, temporarily close doors, entryways, public space and corridors in the Building or elsewhere in the Facility, to interrupt or temporarily suspend building services and facilities and to change the arrangement and location of entrances, or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building or Facility, all without abatement of rent and without affecting any of Tenant's obligations hereunder, except as otherwise expressly provided in this Lease (e.g., Subsections 21.2 and 23.6).

               43.2 Landlord shall have the right to designate additional land outside the current boundaries of the Facility to be a part of the Common Areas.

               43.3 Landlord shall have the right to take all such reasonable measures as Landlord may deem advisable for the security of the Building or the Facility and their occupants, including, without limitation, the search or any person entering or leaving the Building, the evacuation of the Building (or any part thereof) for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building (or any part thereof), and the closing of the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to admittance, when the Building is so closed, under such reasonable regulations as Landlord may prescribe from time to time.

        44. Waiver Of Jury Trial. EACH PARTY HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

        /s/ P. G. L.   TENANT'S INITIALS
        --------------

        45. Interpretation. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Landlord or Tenant by their respective employees, agents, or authorized representatives. Words in masculine gender include the feminine and neuter. The titles of the Sections, Subsections, and other provisions of this Lease are for convenience only and they shall not in any way limit or amplify the terms or provisions of this Lease. All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions. In the event of variation or discrepancy, the duplicate original of this Lease (including Exhibits, if any) held by Landlord shall control. This Lease shall in all respects be governed by and construed and enforced in accordance with the Laws of the State where the Facility is located, and any litigation concerning this Lease between the parties hereto shall be initiated in the county where the Facility is located.

        46. Cooperation With Government Sponsored Programs. Tenant hereby covenants and agrees, at its sole cost and expense, to participate in and cooperate with the requirements of any and all government promulgated or sponsored programs adopted for the Building or the Facility concerning transportation system management, child care facilities, recycling, energy or water conservation, safety, or the like.

        47. Parties To Act Reasonably And In Good Faith. Except in those instances where this Lease provides for a contrary standard, whenever in this Lease the consent or approval of the Landlord or Tenant is required, such consent or approval shall not be unreasonably withheld or delayed (except, however, with respect to any Landlord consent, for matters which could possibly have an adverse effect on the Building's plumbing, heating, mechanical, life safety, ventilation, air conditioning, or electrical systems, which could affect the structural integrity of the Building, or which could affect the exterior appearance of the Building, Landlord may withhold such consent or approval in its sole discretion but shall act in good faith). Except in those instances where a contrary standard or right is set forth in this Lease, whenever the Landlord or Tenant is granted a right to take action, exercise discretion, or make an allocation, judgment, or other determination, such party shall act reasonably and in good faith and take no action that might result in the frustration of the reasonable expectations of a sophisticated tenant and a sophisticated landlord concerning the benefits to be enjoyed under this Lease.

        48. Offer. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease and neither party shall act in reliance on said Lease being thereafter signed. This Lease shall become binding upon Landlord and Tenant only when fully executed by both Landlord and Tenant; provided, however, that in the event Landlord or Landlord's agent permits Tenant to take occupancy of all or any portion of the Premises without Landlord first having executed this Lease, then in the event that Landlord elects not to execute this Lease, Tenant's occupancy of the Premises shall automatically be deemed to be a tenancy-at-will, subject to all the terms, provisions, and conditions of this Lease, except those terms, provisions, and conditions pertaining to the Term. Any such tenancy-at-will may be terminated by Landlord or Tenant upon five (3) days' prior notice to the other party.

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above, acknowledging that each party has carefully read each and every provision of this Lease, that each party has freely entered into this Lease of its own free will and volition, and that the terms, conditions, and provisions of this Lease are commercially reasonable as of said date.

Landlord:  CASIOPEA VENTURE CORPORATION

By:  BIRTCHER PROPERTY SERVICES, its authorized agent


By: /s/ Jonathan J. Feucht                       Date: 2/8/96
   ----------------------------------------           ------------
   Jonathan J. Feucht


Tenant:  VIRAGE, INC.

By: /s/ Paul Lego                                Date: 2/5/96
   ----------------------------------------           ------------
   Paul Lego

LEASE RIDER NO. 1

        This Lease Rider is attached to and made a part of that certain Standard Form Lease dated January 31, 1996, by and between Casiopea Venture Corporation, as ("Landlord,") and Virage, Inc., as ("Tenant,") for the Premises known as 177 Bovet Road, Suite 520, San Mateo, California.

        The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

        1. Option To Extend Term.

               1.1 Grant of Option. Landlord hereby grants to Tenant the option (the "Option") to extend the Term of the Lease for an additional consecutive term of five (5) years (the "Extension"), on the same terms and conditions as set forth in the Lease, except the Monthly Rent shall be the amount determined as set forth below. The Option shall be exercised only by written notice delivered to Landlord at least one hundred eighty (180) days before the expiration of the initial Term of the Lease. If Tenant fails to deliver to Landlord written notice of the exercise of the Option within the time period prescribed above, the Option shall be exercisable by Tenant on the express conditions that (i) at the time of the exercise of the Option, and thereafter at all times prior to the commencement of the Extension, an Event of Default shall not have occurred and be continuing under the Lease, and (ii) Tenant has not been ten (10) or more days late in the payment of Rent more than a total of three (3) times during the Term of the Lease. If Tenant properly exercises the Option, "Term," as used herein and in the Lease, shall be deemed to include the Extension, unless specified otherwise herein or in the Lease.

               1.2 Personal Option. The Option is personal to Tenant. If Tenant subleases or assigns or otherwise transfers any interest under the Lease prior to the exercise of the Option, the Option shall lapse. If Tenant subleases or assigns or otherwise transfers any interest of Tenant under the Lease after the exercise of the Option but prior to the commencement of the Extension, the Option shall lapse and the Term of the Lease shall expire as if the Option were not exercised.

        2. Calculation of Monthly Rent.

               2.1 Initial Monthly Rent. The Monthly Rent during the extension shall be increased, as of the commencement of the Extension (the "Rental Adjustment Date") to the "Fair Market Value" of the Premises, determined in the following manner: Not later than one hundred (100) days prior to the Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Fair Market Value of the Premises as of the Rental Adjustment Date. If Landlord and Tenant have not agreed upon the Fair Market Value of the Premises at least ninety (90) days prior to the Rental Adjustment Date, the Fair Market Value shall be determined by the following appraisal method:

                      2.1.1 If Landlord and Tenant are not able to agree upon the Fair Market Value of the Premises within the time period described above, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days prior to the Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint an appraiser not later than sixty-five (65) days prior to the Rental Adjustment Date, and Landlord and Tenant shall each give written notice to the other of such appointment at the time of such appointment. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser and to give written notice thereof to the other party within the prescribed time period, the single appraiser appointed shall determine the Fair Market Value of the Premises. If both parties fail to appoint appraiser within the prescribed time periods, then the first appraiser thereafter selected by a party (such selection to be by written notice thereof to such appraiser and the other party) shall determine the Fair Market Value of the Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser if applicable. All appraisers shall have at least five (5) years' experience in the appraisal of commercial/industrial real property in the area in which the Premises are located and shall be members of professional organization such as MAI or its equivalent.

                      2.1.2 For the purposes of such appraisal, the term "Fair Market Value" shall mean the price that a ready and willing tenant would pay, as of the Rental Adjustment Date, as monthly rent, to a ready and willing Landlord of property comparable to the Premises if such property were exposed for Lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single appraiser is chosen, then such appraiser shall determine the Fair Market Value of the Premises. Otherwise, the Fair Market Value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. Landlord and Tenant shall instruct the appraisers to complete their determination of the Fair Market Value not later than thirty (30) days prior to the Rental Adjustment Date. If the Fair Market Value is not determined prior to the Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Monthly Rent applicable to the Premises immediately prior to the Rental Adjustment Date until the Fair Market Value is determined. When the Fair Market Value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Monthly Rent actually paid by Tenant to Landlord for the period after the Rental Adjustment Date and the new Monthly Rent determined hereunder effective as of the Rental Adjustment Date. In no event shall the Monthly Rent be reduced below the Monthly Rent applicable to the Premises immediately prior to the Rental Adjustment Date.

LEASE RIDER NO. 2

        This Lease Rider is attached to and made a part of that certain Standard Form Lease dated January 31, 1996, by and between Casiopea Venture Corporation, as ("Landlord,") and Virage, Inc., as ("Tenant,") for the Premises known as 177 Bovet Road, Suite 520, San Mateo, California.

        The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

        1. First Opportunity To Lease Additional Space. Provided Tenant is not in default and has performed all of its obligations hereunder and subject to, but only to, existing rights held by existing tenants, Tenant shall have the on-going first opportunity to lease such other contiguous space in the Building that is currently leased provided such contiguous space becomes available for leasing during the Lease Term ("First Opportunity") at the then prevailing fair market rental rates and upon such other terms and conditions as are then being offered by Landlord to the general public for such space. Upon notification in writing by Landlord that such space is available, Tenant shall have ten (10) business days in which to elect in writing so to lease such space, in which event negotiations will the lease for same shall commence not more than thirty
(30) days from Tenant's notification of its intent to lease such space. In the event Tenant declines or fails to elect so to lease such space, then the First Opportunity hereby granted shall automatically terminate and shall thereafter be null and void as to such space. It is understood that this First Opportunity shall not be construed to prevent any tenant in the Building from extending or renewing its lease.

LEASE RIDER NO. 3

        This Lease Rider is attached to and made a part of that certain Standard Form Lease dated January 31, 1996, by and between Casiopea Venture Corporation, as ("Landlord,") and Virage, Inc., as ("Tenant,") for the Premises known as 177 Bovet Road, Suite 520, San Mateo, California. Except as otherwise set forth in this Rider, all terms used in this Rider shall have the same meaning as when used in the foregoing portion of the Lease. To the extent of any inconsistencies between the foregoing provisions of the Lease and the provisions of this Rider, the former are hereby amended.

ARTICLE 1:     LETTER OF CREDIT

        1. Landlord Costs. Landlord and Tenant acknowledge and agree that the Landlord is investing at least Sixty-Five Thousand Dollars ($65,000.00) towards constructing improvements to the Premises and broker's commissions ("Landlord Costs").

        2. Obligation To Pay For Landlord's Costs. In the event of a termination of this Lease prior to the expiration of its Term, due to any Default by Tenant, Tenant shall pay to Landlord, within five (5) days after the effective date of such termination (the "Termination Date"), Sixty-Five Thousand Dollars ($65,000.00) paid by Landlord for Landlord's Costs, prorated by the remaining term of the Lease.

        3. Security Of Payment Of Landlord's Costs.

               a. Contemporaneously with the execution of this Lease, Tenant shall cause to be delivered to Landlord, as security for Tenant's obligation to pay Landlord's Costs as set forth in Section 1 of this Rider, in addition to Monthly Rent for Month 1 and Month 24 and funds otherwise deposited with the Landlord as Tenant's Security Deposit pursuant to the terms of this Lease, an irrevocable straight Letter of Credit issued by Wells Fargo Bank of Silicon Valley Bank in the amount of Sixty-Five Thousand Dollars ($65,000.00). Said Letter of Credit shall include the following language:

                      (i) Upon Landlord's written certification to Issuer:

                             (a) Stating that the Lease has been terminated by
reason of events other than Landlord's default, and the effective date of such termination ("Termination Date"); and

                             (b) stating that there is due and owing from Tenant
to Landlord, that amount which is equal to Landlord's Costs'.

        Issuer shall thereupon pay to Landlord an amount equal to the entire Unpaid Balance of Landlord's Costs thereon from the Termination Date, as certified to the Issuer by Landlord.

               b. Provided tenant has not defaulted in the performance of any of its obligations under the Lease; at any time during the second year of the Term, Tenant may reduce the face amount of the Letter of Credit to Fifty-Two Thousand Dollars ($52,000.00); and at any time during the third year of the Term, Tenant may reduce the face amount of the Letter of

Credit to Thirty-Nine Thousand Dollars ($39,000.00). After the third lease year the Letter of Credit requirement will be waived by the Landlord if:

                             (a) Tenant has not been in default anytime during
the previous three years; and

                             (b) Tenant has successfully sold its initial public
offering of common stock.

        If any letter of credit issued by reason of the provisions of this Rider should expire sooner than the Expiration Date of the Lease, then in such case, not later than fifteen (15) days prior to the expiration date of the then-existing Letter of Credit, Tenant shall replace said Letter of Credit with a new Letter of Credit meeting the requirements specified this Rider.

Tenant:  VIRAGE, INC.

By: /s/ Paul Lego                                Date: 2/5/96
   ----------------------------------------           ------------
   Paul Lego




Landlord:  CASIOPEA VENTURE CORPORATION

By: /s/ Jonathan J. Feucht                       Date: 2/8/96
   ----------------------------------------           ------------
   Jonathan J. Feucht

                                   EXHIBIT A-1

                 Site Plan or Legal Description of the Facility

                                   EXHIBIT A-2

                           Floor Plan of the Premises

                                    EXHIBIT B

                                   WORK LETTER

        This Exhibit "B" is attached to and made a part of that certain Lease dated January 31, 1996 by and between CASIOPEA VENTURE CORPORATION, ("Landlord"), and Virage, Inc. ("Tenant") for the Premises known as Bovet Office Centre, 177 Bovet Road, Suite 520, San Mateo, California 94404

        1. APPLICATION OF EXHIBIT

               Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the fitting out of the initial Premises, as more fully set forth herein.

        2. LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

               a) Preliminary Space Plans. Attached to this Work Letter as Schedule "1" are preliminary space plans for the Tenant Improvements ("the Preliminary Space Plans"), which include without limitations sketches and/or drawings showing locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures and other requirements, mutually agreed upon by Landlord and Tenant and determined by Tenant as required for its use of the Premises. Tenant acknowledges that the Preliminary Space Plans have been prepared by Landlord's Architect after consultation and cooperation between Tenant and Landlord's Architect regarding the proposed Tenant Improvements and Tenant's requirements and that the Preliminary Space Plans are complete with respect thereto. Landlord and Landlord's Architect shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements.

               b) Working Drawings. Within twenty-one (21) days following full execution of this Lease by both Landlord and Tenant, Landlord's Architect shall prepare working drawings ("the Working Drawings") for the Tenant Improvements based upon the approved Preliminary Space Plans. The Working Drawings shall include architectural drawings for the Tenant Improvements based on the Preliminary Space Plans. Notwithstanding the Preliminary Space Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City or County or with insurance requirements for a fire resistive Class A office building, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

               c) Approval of Working Drawings. Landlord or Landlord's Architect shall submit the Working Drawings to Tenant for Tenant's review to confirm compliance with the Preliminary Space Plan, and Tenant shall notify Landlord and Landlord's Architect within five (5) business days, after delivery thereof of any requested revisions. Within five (5) days after receipt of Tenant's notice, Landlord's Architect shall make all approved revisions to the Working Drawings and submit two copies thereof to Tenant for its final review and approval, which approval shall be given within three (3) business days thereafter. Concurrently with the above review and approval process, Landlord may submit all plans and specifications to City or other governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and Licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes which are required by City or other governmental agencies shall be immediately submitted to Landlord for Landlord's review and reasonable approval, and Landlord shall promptly notify Tenant of such changes.

               d) Schedule of Critical Dates. Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations for the design and construction of the Tenant Improvements. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in the Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements as set forth in Section 4 below.

     Reference                           Date Due                   Responsible Party
     ---------                           --------                   -----------------
A.     "Preliminary Space       Contemporaneously with Lease        Tenant & Landlord
       Plan Approval"           execution

B.     "Working Drawings        Twenty-one (21) days after full     Landlord
       Completion"              execution of the Lease

C.     "Working Drawing         Five (5) business days after        Landlord
       Review"                  Tenant submits Working Drawings
                                to Tenant

D.     "Working Drawing         Five (5) business days after
       Revisions"               Tenant Landlord returns Working
                                Drawings to Landlord

E.     "Final Approval Date"    Three business days after           Tenant
                                Landlord submits revised
                                Working Drawings to Tenant

        3. BUILDING PERMIT

               After the Final Approval Date has occurred, Landlord shall, if Landlord has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant, and then only after agreement by tenant to pay any excess costs resulting from such changes.

        4. CONSTRUCTION OF TENANT IMPROVEMENT'S

               After the Final Approval Date has occurred and a building permit for the work has been issued, Landlord shall, through a construction contract ("Construction Contract") with a reputable, licensed contractor selected by Landlord ("Contractor"), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first class materials. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Section 5 and 6 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises. Landlord or Contractor shall maintain a comprehensive general liability insurance policy with a limit of not less than One Million Dollars ($1,000,000.00) to insure against bodily injury and property damage during the construction work prior to the Lease Commencement Date.

        5. TENANT IMPROVEMENT ALLOWANCE

               Landlord shall provide Tenant with a Tenant Improvement Allowance towards the cost of the design, purchase and construction of the Tenant Improvements, including without limitation design, engineering and consulting fees (collectively, the "Tenant Improvement Costs"). The Tenant Improvement Allowance shall be used for payment of the following Tenant Improvement Costs:

               (i) Preparation by Landlord's Architect of the Preliminary Space Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by City (including without limitation fees for building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

               (ii) Construction work for completion of the Tenant Improvements as reflected in the Construction Contract;

               (iii) All contractor's charges, general conditions, performance bond premiums and construction fees; and

               (iv) Tenant Improvements as shown on the approved Preliminary Space Plans dated January 9, 1996, attached hereto as Schedule "A-2".

        In the event that Tenant does request modifications, changes or alterations of the Tenant Improvements from what is shown on said approved Preliminary Space Plans, or causes any Tenant Delays as defined in Section 7 or this Work Letter, then all associated costs shall be borne by Tenant. If Tenant does seek to modify, change or alter the Tenant Improvements from the approved Preliminary Space Plans, or does cause a Tenant Delay, Tenant shall pay to Landlord any excess costs resulting therefrom in accordance with Section 6 of this Work Letter.

        6. CHANGE ORDERS

               Tenant may from time to time request and obtain change orders before or during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the sole and exclusive obligation of Tenant, and
(iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay if any, attributable to such requested change. Within three (3) business days of the date such estimated cost adjustments and delays are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased costs, if any, attributable to such change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

        7. TENANT DELAYS

               In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays"). Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

               a) Tenant's failure to timely review and reasonably approve the Working Drawings or to furnish information to Landlord or Landlord's Architect for the preparation by Landlord or Landlord's Architect of the Working Drawings;

               b) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same;

               c) Change orders requested by Tenant;

               d) Interference by Tenant or by Tenant's Agents with Landlord's construction activities;

               e) Tenant's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

               f) Tenant's requested changes in the Preliminary Space Plans, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

               g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter; and

               h) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises.

        If the Commencement Date of the lease is delayed by any Tenant delays, whether or not within the control of Tenant, then the Commencement Date of the Lease and the payment of Rent shall be accelerated by the number of days of such delay. Landlord shall give Tenant written notice within a reasonable time of any circumstance that Landlord believes constitute a Tenant Delay.

        8. TRADE FIXTURES AND EQUIPMENT

               Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

        9. FAILURE OF TENANT TO COMPLY

               Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in the Lease.

                                    EXHIBIT C

                              Rules and Regulations

                    ATTACHED TO AND MADE A PART OF THIS LEASE

                              RULES AND REGULATIONS
                                       OF
                               BOVET OFFICE CENTRE

        1. Building Hours. Normal hours for the operation of the building HVAC systems shall be 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding generally observed Federal holidays and the Friday following Thanksgiving. HVAC service for additional hours shall be available at Landlord's then standard hourly rates (two-hour minimum). Any tenant requiring service during nonstandard hours, weekends, or holidays shall submit its request for additional HVAC service on Landlord's standard form to the management office prior to 3:00 p.m. on the same business day, or 3:00 p.m. on the preceding business day, in the case of holiday and weekend service.

        2. On weekends and holidays observed by the Office Centre, and between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, access to any building may be refused unless the person seeking access is known to the person charged with responsibility for the safety and protection of such building, or such person seeking access has a building key or is properly identified. In no case shall Landlord be liable for any loss or damage for any error with respect to any person's admission to or exclusion from any building. Landlord reserves the right to lock the building entry doors on weekends and holidays and from 8:00 p.m. until 7:45 a.m. on business days and during such other hours as Landlord deems necessary for the safety and protection of the building or its tenants or contents. Further, in case of invasion, mob, riot, public excitement, or other commotion and at such times as Landlord deems necessary for the safety and protection of any building, its tenants, or the property located therein, Landlord may prohibit and prevent access to such building by all persons by any reasonable means Landlord deems appropriate.

        3. Securing the Premises. Each tenant shall see that the exterior doors of its premises are closed and securely locked when not in use and at all times described in the first sentence of Rule and Regulation No. 2 above. Each tenant shall keep its corridor doors closed except for normal ingress and egress to and from its premises. Each tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off each day before its premises are left unoccupied and that all electricity or gas shall likewise be carefully shut off so as to prevent waste of such utility or possible property damage or injury to Landlord's janitor or other employees or representatives or to other occupants of the building. No tenant shall tamper with or attempt to adjust temperature control thermostats in its premises or elsewhere in any building. Landlord shall adjust thermostats as required to maintain the building standard temperatures.

        4. Signs. Except as provided or required by Landlord in accordance with the office Centre's building standards, no tenant shall inscribe, display, print, paint, or affix any sign, notice, placard, picture, advertisement, or name on or to any part of the building or exterior of such tenant's premises or to door thereof without the prior written consent of Landlord. Landlord shall have the right, without notice and at the expense of any tenant who violates the foregoing restriction, to remove any such sign, notice, placard, picture, advertisement, or name that does not comply herewith.

        5. Use of Bovet Office Centre's Name. No tenant shall, without Landlord's prior written consent, use the name of the Office Centre in connection with any promotion or advertising of the tenant's business, except as such tenant's address.

        6. Building Directories. The building directories shall be used primarily for display of the name and location of tenants. Landlord reserves the right to exclude any other names therefrom, to limit the number of names associated with tenants to be placed thereon, and to charge for names associated with tenants to be placed thereon at rates generally applicable to all tenants.

        7. Building Address. Landlord, without notice and without liability to any tenant, may at any time change the name or the street address of any building or any premises therein.

        8. Window Coverings. Except as provided or required by Landlord in accordance with the Office Centre's building standards, no draperies, curtains, blinds, shades, screens, awnings, hangings, decorations, or other devices shall be attached to, hung at, placed in, or used in connection with any window or exterior door of any tenant's premises. Any articles placed or kept on the window sills or next to the sills so as to be visible from the exterior of the building shall be immediately and permanently removed upon Landlord's written request. No doors, windows, light fixtures, or any lights or skylights that reflect or admit light into halls or other places of any building shall be covered or obstructed.

        9. Wall Decorations. Except as expressly approved in writing by Landlord, no tenant shall mark, drive nails, screw, or drill into any woodwork or any brick or masonry walls or in any way deface any building or any premises for any purpose whatsoever, except that tenants may drive nails or screws into sheetrock or plaster walls as necessary for supporting pictures, paintings, and other similar decorative items, provided that the weight thereof does not exceed fifteen (15) pounds.

        10. Ceiling Clearance. No tenant shall stock, pile, store, or place any objects closer than 18 inches to the ceiling of its premises. All costs of relocating or adding sprinkler heads (if any) due to walls or objects in a tenant area that project closer than 18 inches to the ceiling, shall be at such tenant's cost.

        11. Floor Coverings. No tenant shall affix any floor covering in any manner except as approved by Landlord.

        12. Corrosion Damage; Chair Mats. Each tenant shall be responsible for any damage to carpeting and flooring as a result of rust or corrosion of such tenant's file cabinets, pot holders, roller chairs, or other metal objects. Chair mats shall be placed under all non-stationary chairs.

        13. Telecommunication Devices. No tenant shall install any radio or television antenna, loudspeaker, earth station, or any other device on the exterior walls or the roof of any building without Landlord's prior written approval. No tenant shall interfere with radio or television broadcasting or reception from or in any building in the Office Centre.

        14. Telephone and Electric Wires. No boring or cutting for telephone or electric wires shall be allowed without the written consent of Landlord and any such wires shall be introduced at the place and in the manner required by Landlord. The location of each tenant's call boxes, telephones, speakers, fire extinguishers, and all other office equipment affixed to its premises shall be subject to the approval of Landlord. Each tenant shall pay all expenses incurred in connection with the installation of its equipment, including any telephone and electricity distribution equipment.

        15. Burglar Alarms. No burglar alarm system may be installed without Landlord's prior written approval of such system, which approval shall not be unreasonably withheld.

        16. Extension Cords. Landlord reserves the right to restrict the use of any electrical extension cord. At no time shall more than two electrical devices be connected to any one duplex outlet. Multiple adapters are prohibited. Any extension cord used shall be a two-wire cord with ground, and shall be sized according to the power draw on the circuit.

        17. Use of Passageways and Roof. No tenant shall obstruct, or sweep or throw dirt or any other substance into, or temporarily or permanently store or dispose of any trash, garbage, waste, or refuse in, any sidewalk, hall, passage, balcony, exit, entrance, elevator, or stairway of any building or other area of the Office Centre or use the same for any purpose other than for ingress to and egress from such tenant's premises. The halls, passages, exits, entrances, elevators, stairways, and balconies of each building in the Office Centre are not for the use of the general public, and Landlord in all cases reserves the right to control the same and prevent access thereto by any person whose presence, in the judgment of Landlord, is or may be prejudicial to the safety, character, reputation, or interests of such building or its tenants; provided however, that Landlord shall not prevent such access to persons with whom tenants deal in the ordinary course of business unless such persons are engaged in illegal or disruptive activities. No person shall go upon or use the roof of any building unless expressly so authorized by Landlord.

        18. Deliveries and Use of Elevators. No mail, furniture, packages, supplies, equipment, merchandise, or deliveries of any kind shall be received in any building or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord. All routine deliveries to any tenant's premises shall be made through the elevators designated for freight usage. Passenger elevators shall be used only for the movement of persons, except as otherwise approved in writing by Landlord.

        19. Moving and Installation of Equipment. Furniture, freight, and equipment of every kind shall be moved into or out of buildings only at such times and in such manner as Landlord shall designate. All hand trucks used anywhere in any building shall be equipped with rubber tires and side guards. Landlord may prescribe and limit the weight, size, or position of any equipment to be used by tenants, other than standard office desks, chairs, tables, and portable office machines. Safes and other heavy equipment, if any, approved by Landlord shall stand on wood strips of such thickness as Landlord deems necessary to distribute properly the weight thereof. If moving or maintaining any property of a tenant causes any damage to the premises or any other portion of the building, the damage shall be repaired at such tenant's expense. All removals, or the carrying in or out of any building or moving within any building, of any safe, freight, furniture, fixtures, or bulky matter of any description shall only take place during such hours as Landlord may determine from time to time. The moving of all such items shall only be made upon previous written notice to Landlord and under its supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, furniture, fixtures, freight, and other bulky matter to be brought into any building and to exclude therefrom any such item that violates any of these rules and regulations or the lease of the tenant responsible for such item.

        20. Trash Disposal. No trash, garbage, waste, or refuse shall be stored or disposed of in any common area of the Office Centre, except in the dumpsters or trash containers provided by Landlord for that purpose. All cardboard and wooden boxes shall be broken down and flattened before the nightly janitorial crew will dispose of them. Tenants shall only use such dumpsters and trash containers for disposal of nonhazardous trash or waste generated at the Office Centre in connection with the ordinary conduct of such tenants' business at the Office Centre in accordance with the terms and conditions of their respective leases. Any tenant desiring Landlord's services for removal or disposal of additional quantities of nonhazardous trash or waste generated by such tenant at the Office Centre shall so notify Landlord, and Landlord shall endeavor to provide such service at its then standard charges.

        21. Tenant's Authorized Representative. Each tenant shall by written notice to Landlord appoint a person to act as such tenant's Authorized Representative. All tenant requests to Landlord or its management for services shall be made through the Authorized Representatives. Each tenant's Authorized Representative shall also serve as the tenant contact in the event of building emergencies, interruptions of services, or security problems.

        22. Services. Except as may otherwise be agreed to in writing by Landlord, no tenant shall hire, employ, or contract with any person or firm for janitorial, maintenance, or other like service to be provided to such tenant's premises, and no person shall be permitted to enter any building for such purpose. Tenants shall not cause any unnecessary labor by carelessness or indifference to the preservation of good order and cleanliness in their premises or any other area of their building or the Office Centre. Landlord shall not be responsible to any tenant for loss of property in its premises or elsewhere in the Office Centre, however occurring, or for any damage to the property of any tenant caused by the employees or independent contractors of Landlord or by any other person. Janitor service shall not be furnished when rooms are occupied during the regular hours when janitor service is provided. Regular janitor service provided by Landlord shall include ordinary dusting and cleaning, but shall not include cleaning of carpets or rugs (except normal vacuuming) or moving of furniture, file cabinets, or equipment. Window cleaning shall be done only at the times determined by Landlord, in accordance with its normal business practice, for such services.

        23. Landlord's Employees. Special requirements of tenants shall be attended to only upon application to Landlord at its office in the Office Centre. Employees of Landlord shall not perform any work for tenants outside such employees' regular duties unless under special instructions from Landlord, and no employee of Landlord shall be required to admit any person (tenant or otherwise) to any premises in any building.

        24. Preparation for Maintenance/Repairs/Alterations. In the event Landlord shall elect, or be required, to perform any maintenance, repairs, alterations, improvements, or installations on a tenant's premises, such tenant shall, upon Landlord's request, move any file cabinets, furniture, or equipment as required by Landlord's workers in order for them to obtain full, unobstructed access to the area where their work is to be performed.

        25. Locks and Keys Furnished by Landlord. Landlord shall at its expense provide a lockset and two keys for each corridor door entering the tenant's premises. No tenant shall make or cause to be made any copies of such keys, except through Landlord, who shall make additional keys available upon request at Landlord's then standard charges. Landlord shall endeavor to provide such additional keys within five (5) working days after the tenant's request. Upon a tenant's written request, Landlord shall rekey, any locksets, or install additional locksets, on corridor or interior doors of such tenant's premises, and such tenant shall pay Landlord for such service at Landlord's then standard charge therefor. Landlord shall endeavor to rekey or install such locksets (if available locally) within five (5) working days after the tenant's request therefor. In emergencies, a temporary lockset may be installed, and the same shall be replaced as soon as the permanent lockset is available. No tenant shall rekey or install, or cause to be rekeyed or installed, any lockset on any door except in the foregoing manner. All such locksets and keys shall be keyed to the building master lock system. Notwithstanding the foregoing, no tenant shall be required to provide Landlord with keys to such tenant's safes or vaults or to those areas of its premises appropriately designated by such tenant in writing to Landlord as "Restricted Areas."

        26. Return of Keys. All door keys and locksets furnished to any tenant shall remain the property of Landlord. Upon termination of occupancy of its premises, each tenant shall deliver to Landlord all keys furnished by Landlord, and any reproductions thereof made by or at the direction of such tenant. In the event of loss of any keys so furnished, the affected tenant shall immediately report the loss to Landlord and such tenant shall reimburse Landlord, at Landlord's then standard rate, for (a) the cost of replacing such keys or (b) should Landlord decide that rekeying the locks is necessary for the security of such premises, the cost (including labor and materials) of rekeying all locks keyed to such lost keys. Upon termination of occupancy of its premises, each tenant shall also deliver to Landlord all keys to any other locks remaining in the premises and shall give Landlord written notice of the combinations of any locks to any safes, cabinets, vaults, or doors to "Restricted Areas", if the same are not removed by such tenant.

        27. Hazardous Substances. The following rule concerns "Hazardous Substances", which term shall mean any kerosene, gasoline, oils, solvents, paint thinner, acids, caustics, insecticides, pesticides, herbicides, corrosives, flammable explosives, asbestos, PCBs, vinyl chloride, cyanide solutions, urea formaldehyde, waste chemicals, sludges, radioactive materials, infectious or medical waste, or other substance or material that, after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or indirectly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer, reproductive harm, or genetic abnormalities. No tenant shall cause or permit any Hazardous Substance to be brought upon or kept, used, or generated in or about its premises or any other area of its building or the Office Centre unless (a) such Hazardous Substance is necessary for the tenant's business (and such business is a permitted use under its lease) and (b) the tenant first obtains the written consent of Landlord if such Hazardous Substance is other than an ordinary consumer product that is used at the premises in the same manner as an ordinary consumer use and is present in quantities that are not substantially greater quantities than may be present in an ordinary household and that would not require reporting under any federal, state, or local law or regulation if such quantities were released into the environment. Any tenant who at any time becomes aware, or has reasonable cause to believe, that any Hazardous Substance, other than those permitted under these rules and regulations, has come to be located in, on, or beneath its premises or any other area of its building or the Office Centre, such tenant shall, immediately upon discovering such presence or suspected presence of such Hazardous Substance, give Landlord written notice, in reasonable detail, of such condition.

        28. Nuisance. No tenant shall, in or about its premises, (a) use or keep or permit to be used or kept any foul or noxious gas or substance, (b) engage in or permit any activities or uses offensive or objectionable to Landlord or other tenants or occupants by reason of noise, odors, or vibrations, (c) interfere in any way with other tenants or persons having business in any building in the Office Centre, or (d) without Landlord's prior written consent, bring or keep, or permit to be brought or kept, any pets or animal life form, other than human, except seeing eye dogs when in the company of their masters.

        29. Certain Other Prohibited Uses. No cooking shall be done or permitted by tenants in their premises or elsewhere in the Building or on the grounds of the Office Centre, except as otherwise specifically consented to in writing by Landlord. No premises shall be used for the storage of merchandise (except storage incidental to a use expressly permitted under tenant's lease), washing clothes, lodging, sleeping or any improper, objectionable, or immoral purpose. No tenant shall, without Landlord's prior written consent, use any method of heating or air-conditioning other than that supplied by Landlord.

        30. No Smoking. Smoking of cigarettes, cigars, and pipes is prohibited in the buildings. All cigarettes, cigars, and pipes shall be extinguished before entering any building.

        31. Intoxication. Landlord may exclude or expel from the Office Centre any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in material violation of any of the rules or regulations of the Office Centre.

        32. No Soliciting. Canvassing, soliciting, peddling, and distribution of written material in any building or in the parking lots or grounds of the Office Centre are prohibited, and each tenant shall cooperate to prevent the same.

        33. No Loitering. No one shall loiter in any entrances, exits, stairways, elevators, or corridors, or, except as otherwise consented to in writing by Landlord, in any way obstruct any sidewalk, driveway, lobby, stairway, or elevator.

        34. No Shopping Carts. No shopping carts may be brought onto the grounds of the Office Centre or into any building.

        35. No Vehicles in Premises. No bicycles or vehicles of any kind shall be brought into or kept in or about any tenant's premises or other area of any building. Please contact the Property Management Office for keys to the enclosed bicycle rack.

        36. Christmas Trees. Live/Cut Christmas trees, wreaths, etc. are allowed in the buildings. The local fire department dictates that they be fireproofed. Keep the fireproof tag throughout the season.

        37. Vending Machines. No vending, arcade, game, or food or beverage dispensing machine of any description shall be installed, maintained, or operated in any tenant's premises or elsewhere in any building without the prior written consent of Landlord.

        38. Toilet Fixtures. No toilet room, toilet, urinal, wash bowl, or other apparatus shall be used for any purpose other than that for which it was constructed and no foreign substance of any kind whatsoever shall be thrown or placed therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenants who, or whose employees or invitees, cause such breakage, stoppage, or damage.

        39. Parking Rules and Regulations.

            a. Landlord reserves the right to designate the use of parking spaces at the Office Centre, and parking shall be prohibited except in areas specifically marked for parking. All parked vehicles shall be parked within (and never across) the striped lanes designated for such purpose, and no portion of any parked vehicle may block any driveway. Parking spaces marked as reserved for visitors, handicapped persons, or a specific occupant of the Office Centre shall only be used by such persons for whom the spaces are reserved.

            b. Areas marked as "loading" zones shall be used solely for purposes of loading and unloading of equipment, personal property, or materials used at the Office Centre. Any vehicles being loaded or unloaded shall be properly parked in a parking space or stopped in such a marked "loading" zone. No vehicle stopped in a "loading" zone may be left unattended.

            c. Only passenger vehicles may be parked at the office Centre. The parking of trucks, trailers, recreational vehicles, and boats is specifically prohibited. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

            d. No "For Sale" or other advertising signs or signs referring to the Office Centre may be placed on or about any vehicle parked at the office Centre.

            e. No vehicles may be parked overnight at the Office Centre without Landlord's prior written consent.

            f. No vehicle that exceeds thirty (30) feet in length may enter the Office Centre for any purpose.

            g. While driving in the driveways and parking lots, drivers shall comply with all directional signs and arrows and shall not exceed the speed limit of 5 miles per hour.

            h. Washing, waxing, cleaning, and servicing of vehicles in the Office Centre are prohibited.

            i. Upon Landlord's request to any tenant, such tenant shall provide Landlord with a list of license plate numbers of all automobiles used by its employees and agents who are authorized to park at the Office Centre.

            j. Landlord reserves the right to have any vehicle that violates any provision of these parking rules and regulations towed at the vehicle owner's expense.

            k. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device shall be displayed as requested and may not be mutilated in any manner. Such devices shall not be transferable, and any device in the possession of an unauthorized holder shall be void. There shall be a replacement charge to the tenant, at Landlord's then standard rates (currently $25), for loss of any such device. Loss or theft of any such device shall be reported to Landlord immediately. Any parking identification devices found on or used for an unauthorized car may be confiscated and the illegal holder shall be subject to prosecution. Lost or stolen devices previously reported and then found shall be reported found to Landlord immediately.

        40. Responsibility for Employees and Guests. Each tenant shall be responsible for the observance of all the rules and regulations by such tenant's employees, agents, clients, customers, contractors, invitees, visitors, and guests.

        41. Enforcement of Rules. Each tenant shall be liable to Landlord and to each other tenant of the Office Centre for any loss, cost, expense, damage, or liability, including attorneys' fees, caused or occasioned by the failure of such first named tenant to comply with these rules and regulations, but Landlord shall have no liability for such failure or for failing or being unable to enforce compliance therewith by any tenant and such failure by Landlord or non-compliance by any other tenant shall not be a ground for abatement of rent or termination of any lease.

        42. Collection of Charges. Landlord' s right to charge particular tenants for certain costs and expenses pursuant to these rules and regulations shall not impose any obligation upon Landlord to impose or collect such charges from any such particular tenant, and in the event Landlord, for whatever reason, is not reimbursed by any tenant for such costs and expenses, the same may be included in the calculation of building operating expenses for purposes of determining each tenant's percentage share of increases therein in accordance with the provisions of its lease.

        43. Waivers. Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall constitute a waiver of such rule or regulation in favor of any other tenant.

        44. Changes to Rules. Landlord reserves the right to rescind any of these rules and regulations and to make such changes therein, and add such other and further rules and regulations, as Landlord in its reasonable judgment shall, from time to time, deem appropriate. Such changed or additional rules and regulations shall be binding upon each tenant upon Landlord's giving such tenant written notice thereof.

                                    EXHIBIT D

                              Utilities and Service

                    ATTACHED TO AND MADE A PART OF THIS LEASE

        The furnishing of building services and utilities to Tenant shall be accomplished in accordance with and subject to the terms and conditions set forth in this Exhibit D and elsewhere in the Lease. Landlord reserves the right to adopt from time to time such reasonable modifications and additions hereto as Landlord may deem appropriate.

        1. Subject to the full performance by Tenant of all of Tenant's obligations under the Lease, Landlord shall provide the standard building services and utilities set forth in this Paragraph 1. Landlord shall:

            a. Provide to the Premises heating, ventilation, and air conditioning ("HVAC") in accordance with the terms and provisions set forth in the Lease.

            b. Provide electric current to the Premises, for purposes consistent with the Permitted Uses specified in Section 1.1(g) of the Lease and in accordance with the terms and provisions set forth in the Lease.

            c. Provide at all times reasonably necessary amounts of hot and cold water for restrooms furnished by Landlord.

            d. Provide janitorial services to the Common Areas and to any exterior window coverings. Landlord shall not be responsible or liable for any act or omission or commission on the part of the persons employed to perform said janitorial services, and said janitorial services shall be performed at Landlord's direction without interference by Tenant or Tenant's employees.

            e. Provide trash removal services from the trash disposal areas located in the Facility. Landlord shall only be responsible for the removal and disposal of properly containerized, nonhazardous, ordinary trash or waste in quantities ordinary and customary for the Permitted Uses, as reasonably determined by Landlord.

            f. When reasonably necessary, provide appropriate vermin and pest control services to the Common Areas.

        2. Landlord shall have the exclusive right to make any replacement of electric light bulbs, tubes and ballasts in the Premises throughout the Term. The Landlord may, at Landlord's sole discretion, adopt a system of revamping and reballasting periodically on a group basis in accordance with good practice.

        3. Landlord shall not provide in the Premises any reception outlets or television or radio antennas for television or radio broadcast or reception, and Tenant shall not install any such equipment without the prior consent of Landlord which can be withheld in Landlord's sole and absolute discretion.

        4. Tenant acknowledges and understands that at the commencement of the Term, if this is a new Building, portions of the Building and the Property and the Building's HVAC, security (if any), electrical and plumbing systems may not be fully completed, adjusted, and running smoothly and that Tenant will suffer certain annoyances and inconveniences. These annoyances and inconveniences shall not give rise to any rent abatement or reduction or create any other claim by Tenant against the Landlord.

                                    EXHIBIT E

                  Sample Acknowledgment of Commencement of Term

                    ATTACHED TO AND MADE A PART OF THIS LEASE

                     ACKNOWLEDGMENT OF COMMENCEMENT OF TERM

        THIS ACKNOWLEDGMENT is made as of ________________________, 19___ by and between _____________________________ ("Landlord") and ______________________
("Tenant").

                                    RECITALS

        A. Pursuant to a written lease dated as of _________________, 2___ (the "Lease"), Tenant leases from Landlord certain premises commonly known as Suite/Unit(s) ___________ of the _________________-story building located at ________________ __________________________ in the City of ________________,
State of __________________ (the "Premises"), as more particularly described in the Lease.

        B. Subject to and upon the terms and conditions set forth in this Acknowledgment, the parties desire to confirm the term of the Lease.

        ACCORDINGLY, the parties agree as follows:

                                    AGREEMENT

        1. The parties to this Acknowledgment hereby agree to confirm the establishment of the commencement and expiration dates of the term of the Lease, and the rental commencement date as follows:

            a. the date of ____________________, 2____ shall be the commencement date of the term of the Lease;

            b. the date of ____________________, 2____ shall be the scheduled expiration date of the term of the Lease;

            c. the period commencing on ____________________, 2____, and ending on ____________________, 2____ shall be the period to which Tenant's rent payment of $__________ made pursuant to Subsections 1.1(e)(2) and 5.1 (prepaid rent) of the Lease (receipt of which amount is hereby acknowledged, by Landlord), shall be applied;

            d. subject to the provisions of the Lease concerning the recapture of "free rent" upon any early termination of the Lease, no scheduled monthly rent shall be payable for the months of ___________; and

            e. the date of ____________________, 2____ is the next date on which scheduled monthly rent shall be paid by Tenant, which payment shall be in the amount of

$_____________ and shall cover the period commencing on ____________________,
2____ and ending on ____________________, 2____. Thereafter, scheduled monthly rent shall be payable as provided in the Lease, except as follows [if no modifications, write "none"]:

----------------------------------------------------------------

        2. Tenant hereby confirms the following:

            a. that it has accepted possession of the Premises pursuant to the terms of the Lease;

            b. that the improvements and space required to be furnished by Landlord according to the Lease have been furnished;

            c. that other than this Acknowledgment there has been no modification, alteration, or amendment to the Lease, except as follows [if none, write "none"]:

----------------------------------------------------------------

            d. that there are no offsets or credits against rentals, nor has any security deposit been paid, except as provided by the Lease;

            e. that Tenant has not made any assignment of the Lease or any sublease of all or any portion of the Premises; and

            f. that the Lease, as confirmed, modified, and amended by this Acknowledgment, is in full force and effect and represents the entire agreement between Landlord and Tenant concerning the Premises and the matters covered by the Lease.

        3. This Acknowledgment, and each and all of the provisions hereof, shall inure to the benefit of, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

                                    EXHIBIT F

                           ADJUSTMENT TO MONTHLY RENT

                                Fixed Adjustment

        This Exhibit is attached to and made a part of that certain Standard Form Lease dated January 31, 1996, by and between Casiopea Venture Corporation c/o Birtcher Property Services as "Landlord", and Virage, Enc., as "Tenant", for the Premises known as Bovet Office Centre, 177 Bovet Road, Suite 520, San Mateo, California.

        The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of this Lease.

        The Monthly Rent shall be adjusted, as of the commencement of the dates set forth below, in accordance with the following schedule:

                    Months During Term                   Monthly Rent
                    1-30                                 $10,213.20

                    31-60                                $10,780.60

                            FIRST AMENDMENT TO LEASE

        This First Amendment to Lease ("Amendment") is entered into and made as of this Twentieth clay of March 1997, by and between Casiopea Venture Corporation, ("Landlord"), and Virage, Inc. ("Tenant"), with respect to the following facts:

I.      RECITALS

        A. Whereas, Landlord and Tenant have heretofore entered into a certain Lease, dated January 17, 1996 (the "Lease") under which Landlord leased to Tenant the Premises containing 5,674 rentable square feet commonly known as Suite 520, 177 Bovet Road, San Mateo, California (the "Original Space") and

        B. Subject to and upon the terms and conditions set forth below, Landlord and Tenant desire to modify the Lease to expand the Premises to include the adjacent office space, Suite 575, 177 Bovet Road, (the "Expansion Space") consisting of approximately 4,134 rentable square feet and the additional office space, Suite 303, 155 Bovet Road, (the "Additional Space") consisting of approximately 2,997 rentable square feet as shown on Exhibit "A" attached hereto.

II.     MODIFICATIONS

        Landlord and Tenant hereby agree that the Lease shall be modified and/or supplemented as follows:

        1. Premises.

            A. Section 1.1(c) 4 of the Lease entitled "Premises", is amended to include the adjacent Suite 575 comprising of 4,134 rentable square feet (the "Expansion Space") which when added to the Premises will contain approximately 9,808 rentable square feet.

            B. Section 1.1(c) 4 of the Lease entitled "Premises", is further amended to include Suite 303 at 155 Bovet Road comprising of 2,997 rentable square feet (the "Additional Space").

            C. The total Premises will include the "Original Space", the "Expansion Space" and the "Additional Space" ("Total Premises") which when added will contain approximately 12,805 rentable square feet.

        2. Term.

            A. Section 1.1(d) of the Lease is hereby amended to extend the Original Term of the Lease for a period 13 months commencing on April 1, 2001 and expiring on April 30, 2002 (the "Extended Term").

            B. The Term of the Lease for the "Expansion Space", Suite 575, 177 Bovet Road, shall commence on November 1, 1997 and expire on April 30, 2002.

        The "Expansion Space" as provided in this First Amendment to Lease is specifically contingent upon Landlord obtaining possession of the "Expansion Space" from the Tenant in Suite 575, Paul Revere and by Paul Revere vacating the Premises or relinquishing 4,134 rentable square feet to accommodate Tenant's expansion pursuant to this First Amendment.

        Landlord advises Tenant that Paul Revere has no options to renew their Lease. Landlord shall not offer to Paul Revere a renewal of their Lease for Suite 575. Landlord further acknowledges that other tenants with rights have been offered the Expansion Space in accordance with the terms of their Lease and have until April 9, 1997 to waive the offer.

        However, Tenant acknowledges and agrees that Paul Revere may not comply with the terms of their Lease and vacate the Premises on or before the Lease expiration date. In the event that Paul Revere does not vacate the Premises within thirty (30) days after expiration of the Lease, Landlord will use commercially reasonable efforts to make other comparable space available in 177 for Tenant.

        Should any of the above prerequisites or alternatives not occur or be available by February 1, 1998 and for reasons beyond the commercially reasonable efforts of Landlord, this paragraph of the First Amendment to Lease shall be void,

        C. The Term of the Lease for the "Additional Space", Suite 303 as provided in the First Amendment will be for a period of five (5) years commencing on June 1, 1997 or upon substantial completion of the tenant improvements and expiring on May 31, 2002.

        Landlord further acknowledges that other tenants with rights have been offered the Expansion Space in accordance with the terms of their Lease and have until April 9, 1997 to waive the offer.

        3. Rent.

        A. Section 1.1(e) of the Lease is amended such that during the Extended Term for the "Original Space", notwithstanding any provision of the Lease, Tenant shall pay to Landlord , scheduled monthly rent of Fourteen Thousand Four Hundred Sixty-Eight Dollars and 70/00 ($14,468.70) per month, subject to further adjustment as provided below:

From                      Through                 Monthly                 Rent
-------------             ------------            ----------              -------------
April 1, 2001             May 31, 2001            $14,468.70              $2.55 RSF/FSG
June 1, 2001              May 31, 2002            $14,752.40              $2.60 RSF/FSG

        B. Commencing on November 1, 1997, the scheduled monthly rent for the "Expansion Space", Suite 575, provided for in Exhibit "F" of the Lease shall be increased further to add an additional sum (the "Suite 575 Rent") which shall be in the amount of $9,921.60, subject to further adjustment as provided below:

From                      Through                 Monthly                 Rent
-------------             ------------            ----------              -------------
November 1, 1997          May 31, 1998            $ 9,921.60              $2.40 RSF/FSG
June 1, 1998              May 31, 1999            $10,128.30              $2.45 RSF/FSG
June 1, 1999              May 31, 2000            $10,335.00              $2.50 RSF/FSG
June 1, 2000              May 31, 2001            $10,541.70              $2.55 RSF/FSG
June 1, 2001              May 31, 2002            $10,748.40              $2.60 RSF/FSG

        C. Commencing on June 1, 1997, the scheduled monthly rent for the "Additional Space", Suite 303, 155 Bovet Road, shall be Seven Thousand One Hundred Ninety-Two and 80/00 ($7,192.80) per month, subject to further adjustment as provided below:

From                      Through                 Monthly                 Rent
-------------             ------------            ----------              -------------
June 1, 1997              May 31, 1998            $ 7,192.80              $2.40 RSF/FSG
June 1, 1998              May 31, 1999            $ 7,342.65              $2.45 RSF/FSG
June 1, 1999              May 31, 2000            $ 7,492.50              $2.50 RSF/FSG
June 1, 2000              May 31, 2001            $ 7,642.35              $2.55 RSF/FSG
June 1, 2001              May 31, 2002            $ 7,792.20              $2.60 RSF/FSG

        4. Tenant's Percentage Share.

            A. Section 1.1(h) of the Lease is hereby amended such that the Tenant's Percentage Share for the "Original Space" and "Expansion Space" shall be 10.67% effective as of the "Expansion Space" Commencement Date.

            B. Tenant Percentage Share for the "Additional Space" is 2.3%.

        5. Base Years.

            A. Section 1.1(i) of the Lease is hereby amended such that the Base Expense Year for Operating Expenses for the "Total Premises" shall be calendar year 1997, and shall be effective as of January 1, 1997.

            B. Section 1.1(i) of the Lease is hereby amended such that the Base Tax Year for the "Total Premises" shall be the fiscal tax year commencing July 1, 1996 and ending June 30, 1997 and shall be effective as of January 1, 1997.

        6. Security Deposit.

            A. Section 1.1(f) of the Lease is hereby amended such that the Security Deposit shall be $25,500.80. Landlord currently holds $10,213.20 as a security deposit, leaving a balance due in the amount of $15,287.60, which amount shall be paid to Landlord upon execution of the First Amendment.

            B. Security Deposit for the "Additional Space", Suite 303, 155 Bovet Road, shall be $7,792.20 and shall be paid to Landlord upon execution of the First Amendment.

        7. Vehicle Parking Spaces.

            The number of undesignated Vehicle Parking Spaces shall be increased to 44. Such increase shall take effect as of the "Expansion Space" and "Additional Space" commencement dates.

        8. Tenant Improvement Work.

            A. Landlord to install, at Landlord's expense, tenant improvements within the "Expansion Space", in accordance with Tenant's proposed space plan, Exhibit "B" and the Work Letter, Exhibit "C", provided however, Landlord's construction costs shall not exceed $28,938.00/$7.00 RSF. Any and all costs in excess of the Allowance required to complete the construction of the Tenant Improvements shall be the sole and exclusive obligation and responsibility of Tenant.

            B. Landlord to install, at Landlord's expense, tenant improvements within the "Additional Space", in accordance with Tenant's proposed space plan and the Work Letter, Exhibit "D", provided however, Landlord's construction costs shall not exceed $49,450.00/$16.50 RSF. Any and all costs in excess of the Allowance required to complete the construction of the Tenant Improvements shall be the sole and exclusive obligation and responsibility of Tenant.

III.    GENERAL

            A. Effect of Amendment; Ratification. Except to the extent the Lease is modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of the Amendment shall prevail.

            B. Attorney's Fees. The provisions of the Lease respecting payment of attorney's fee shall also apply to this Amendment.

            C. Counterparts. If this Amendment is executed in counterparts, each counterpart shall be deemed in original.

            D. Authority to Execute Amendment. Each individual executing this amendment on behalf of a partnership or corporation represents that lie or she is duly authorized to execute and deliver this Amendment on behalf of tile partnership and/or corporation and agrees to deliver evidence of his or her authority to Landlord upon request by Landlord.

            E. Governing Law. This Amendment and any enforcement of the agreements and modifications set forth above shall be governed by and construed in accordance with tile laws of the State of California.

            F. Broker Participation. In consideration for brokerage services rendered to Landlord in this transaction, Landlord shall pay its licensed real estate broker named in Subsection 1.1(j) a commission as set forth in a separate agreement between Landlord and said broker. Tenant's broker, if any is named in Subsection 1.1(j), will be paid its commission from a portion of the commission paid to Landlord's Broker, as set forth in a separate agreement between Landlord's Broker and Tenant's Broker. Except as otherwise set forth in the preceding sentence, each party agrees to indemnify, defend, and hold harmless the other party from any claim or loss arising out of any actual or alleged dealings of the indemnifying party with any real estate broker, agents or finder in connection with this transaction.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

Tenant:                                   Landlord:

VIRAGE, INC.                              CASIOPEA VENTURE CORPORATION a
                                          California corporation
                                          By:  Birtcher Property Services,
                                               its managing agent

By: /s/ Paul Lego                         By: /s/ Jonathan J. Feucht
    ------------------------------            ----------------------------------

Its: CEO                                  Its: Assistant Secretary
     -----------------------------             ---------------------------------

Date: 4/10/97                             Date: 4/27/97
      ----------------------------              --------------------------------

                                   EXHIBIT "A"

                                   EXHIBIT "B"

                                   EXHIBIT "C"

                         Schedule of Tenant Improvements

                    ATTACHED TO AND MADE A PART OF THIS LEASE


        1. "Expansion Space", Suite 575

            Carpet, paint, replace defective ceiling tiles, demo two offices and remove demising walls.

        All work to be performed during normal working business hours except that efforts will be taken to minimize noise and inconvenience insofar as this can be done without effecting cost.

                                   EXHIBIT "D"

           WORK LETTER - "ADDITIONAL SPACE", 155 BOVET ROAD, SUITE 303

        This Exhibit "B" is attached to and made a part of that certain Lease dated January 31, 1996, by and between Casiopea Venture Corporation, ("Landlord"), and Virage, Inc. ("Tenant") for the Premises known as Bovet Office Centre, 177 Bovet Road, Suite 520, San Mateo, California 94402

        1. APPLICATION OF EXHIBIT

            Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Amendment. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the fitting out of the "Additional Space", as more full set forth herein.

        2. LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

            a) Preliminary Space Plans. Attached to this Work Letter as Exhibit "B" are preliminary space plans for the Tenant Improvements ("the Preliminary Space Plans"), which include without limitation, sketches and/or drawings showing locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures and other requirements, mutually agreed upon by Landlord and Tenant and determined by Tenant as required for its use of the Premises. Tenant acknowledges that the Preliminary Space Plans have been prepared by Landlord's Architect after consultation and cooperation between Tenant and Landlord's Architect regarding the proposed Tenant Improvements and Tenant's requirements and that the Preliminary Space Plans are complete with respect thereto. Landlord and Landlord's Architect shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements.

            b) Working Drawings. Within twenty-one (21) days following full execution of this Amendment by both Landlord and Tenant, Landlord's Architect shall prepare working drawings ("the Working Drawings") for the Tenant Improvements based upon the approved Preliminary Space Plans. The Working Drawings shall include architectural drawings for the Tenant Improvements based on the Preliminary Space Plans. Notwithstanding the Preliminary Space Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City or County or with insurance requirements for a fire resistive Class A office building, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

            c) Approval of Working Drawings. Landlord or Landlord's Architect shall submit the Working Drawings to Tenant for Tenant's review to confirm compliance with the Preliminary Space Plan, and Tenant shall notify Landlord and Landlord's Architect within five (5) business days, after delivery thereof of any requested revisions. Within five (5) days after receipt of tenant's notice, Landlord's Architect shall make all approved revisions to the Working Drawings and submit two copies thereof to Tenant for its final review and approval, which approval shall be given within three (3) business days thereafter. Concurrently with the above review and approval process, Landlord may submit all plans and specifications to City or other governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and Licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes which are required by City or other governmental agencies shall be immediately submitted to Landlord for Landlord's review and reasonable approval, and Landlord shall promptly notify Tenant of such changes.

            d) Schedule of Critical Dates. Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations for the design and construction of the Tenant Improvements. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in the Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements as set forth in Section 4 below.

Reference                                     Date Due                               Responsible Party
---------                                     --------                               -----------------

A. "Preliminary Space Plan Approval"          Contemporaneously with Lease           Tenant & Landlord
                                                                                     execution

B. "Working Drawings Completion"              Twenty-one (21) days after full        Landlord
                                              execution of the Lease

C. "Working Drawing Review"                   Five (5) business days after           Tenant
                                              Landlord submits Working
                                              Drawings to Tenant

D. "Working Drawing Revisions"                Five (5) business days after           Landlord
                                              Tenant returns Working Drawings
                                              to Landlord

E. "Final Approval Date"                      Three business days after              Tenant
                                              Landlord submits revised
                                              Working Drawings to Tenant

        3. BUILDING PERMIT

            After the Final Approval Date has occurred, Landlord shall, if Landlord has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant, and then only after agreement by tenant to pay any excess costs resulting from such changes.

        4. CONSTRUCTION OF TENANT IMPROVEMENTS

            After the Final Approval Date has occurred and a building permit for the work has been issued, Landlord shall, through a construction contract ("Construction Contract") with a reputable, licensed contractor selected by Landlord ("Contractor"), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Section 5 and 6 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises. Landlord or Contractor shall maintain a comprehensive general liability insurance policy with a limit of not less than One Million Dollars ($1,000,000.00) to insure against bodily injury and property damage during the construction work prior to the Lease Commencement Date.

        5. TENANT IMPROVEMENT ALLOWANCE

            Landlord shall provide Tenant with a Tenant Improvement Allowance towards the cost of the design, purchase and construction of the Tenant Improvements, including without limitation design, engineering and consulting fees (collectively, the "Tenant Improvement Costs"). The Tenant Improvement Allowance shall be used for payment of the following Tenant Improvement Costs:

            (i) Preparation by Landlord's Architect of the Preliminary Space Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by City (including without limitation fees for building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

            (ii) Construction work for completion of the Tenant Improvements as reflected in the Construction Contract;

            (iii) All contractor's charges, general conditions, performance bond premiums and construction fees; and

            (iv) Tenant Improvements as shown on the approved Preliminary Space Plans dated March 17, 1997, attached hereto as Exhibit "B". Tenant Improvements to included carpet, paint, ceiling and light fixtures to current building standard and the building of a storage room by tile entry door.

        In the event that Tenant does request modifications, changes or alterations of the Tenant Improvements from what is shown on said approved Preliminary Space Plans, or causes any Tenant Delays as defined in Section 7 or this Work Letter, then all associated costs shall be home by Tenant. If Tenant does seek to modify change or after the Tenant Improvements from the approved Preliminary Space Plans, or does cause a Tenant Delay, Tenant shall pay to Landlord any excess costs resulting therefrom in accordance with Section 6 of this Work Letter.

        6. CHANGE ORDERS

            Tenant may from time to time request and obtain change orders before or during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the sole and exclusive obligation of tenant, and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay if any, attributable to such requested change. Within three (3) business days of the date such estimated cost adjustments and delays are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased costs, if any, attributable to such change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

        7. TENANT DELAYS

            In no event shall the Commencement Date of the "Additional Space" be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays"). Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

            a) Tenant's failure to timely review and reasonably approve the Working Drawings or to furnish information to Landlord or Landlord's Architect for the preparation by Landlord or Landlord's Architect of the Working Drawings;

            b) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same;

            c) Change orders requested by Tenant;

            d) Interference by Tenant or by Tenant's Agents with Landlord's construction activities;

            e) Tenant's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

            f) Tenant's requested changes in the Preliminary Space Plans, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

            g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter; and

            h) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises.

        If the Commencement Date of the "Additional Space" is delayed by any Tenant delays, whether or not within the control of Tenant, then the Commencement Date of the "Additional Space" and the payment of rent shall be accelerated by the number of days of such delay. Landlord shall give Tenant written notice within a reasonable time of any circumstance that Landlord believes constitute a Tenant Delay.

        8. TRADE FIXTURES AND EQUIPMENT

            Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the "Additional Space" nor the payment of rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

        9. FAILURE OF TENANT TO COMPLY

            Any failure of tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default tinder the Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in the Lease.

                            SECOND AMENDMENT TO LEASE

        This Second Amendment to Lease ("Amendment") is entered into and made as of this Seventeenth day of October 1997, by and between Casiopea Venture Corporation, ("Landlord"), and Virage, Inc. ("Tenant"), with respect to the following facts:

I.      RECITALS

            A. Whereas, Landlord and Tenant have heretofore entered into a certain Lease, dated January 17, 1996 (the "Lease") under which Landlord leased to Tenant the Premises containing 5,674 rentable square feet commonly known as Suite 520, 177 Bovet Road, San Mateo, California (the "Original Space"). Said Lease, as previously amended and confirmed by the instrument dated March 20, 1997 (First Amendment), herein referred to as the "Lease".

            B. Whereas, Landlord and Tenant desire to modify said Lease as described below.

II.     MODIFICATIONS

        Landlord and Tenant hereby agree that the Lease shall be modified and/or supplemented as follows:

        1. Term.

            The Term of the Lease for the "Expansion Space", Suite 575, 177 Bovet Road, shall commence on December 1, 1997 and expire on May 31, 2002.

        2. Rent.

            Commencing on December 1, 1997, the scheduled monthly rent for the "Expansion Space", Suite 575, provided for in Exhibit "P" of the Lease shall be increased further to add an additional sum (the "Suite 575 Rent") which shall be in the amount of $9,921.60, subject to further adjustment as provided below:

From                      Through                 Monthly                 Rent
----------------          ------------            ----------              -------------
December 1, 1997          May 31, 1998            $ 9,921.60              $2.40 RSF/FSG
June 1, 1998              May 31, 1999            $10,128.30              $2.45 RSF/FSG
June 1, 1999              May 31, 2000            $10,335.00              $2.50 RSF/FSG
June 1, 2000              May 31, 2001            $10,541.70              $2.55 RSF/FSG
June 1, 2001              May 31, 2002            $10,748.40              $2.60 RSF/FSG

III.    GENERAL

        A. Effect of Amendment; Ratification. Except to the extent the Lease is modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of the Amendment shall prevail.

        B. Attorney's Fees. The provisions of the Lease respecting payment of attorney's fees shall also apply to this Amendment.

        C. Counterparts. If this Amendment is executed in counterparts, each counterpart shall be deemed an original.

        D. Authority to Execute Amendment. Each individual executing this amendment on behalf of a partnership or corporation represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the partnership and/or corporation and agrees to deliver evidence of his or her authority to Landlord upon request by Landlord.

        E. Governing Law. This Amendment and any enforcement of the agreements and modifications set forth above shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

Tenant:                                    Landlord:

VIRAGE, INC.                               CASIOPEA VENTURE CORPORATION a
                                           California corporation
                                           By:  Birtcher Property Services,
                                                its managing agent

By: /s/ Paul Lego                          By: /s/ Jonathan J. Feucht
   ---------------------------------           ---------------------------------

Its: CEO                                   Its: Assistant Secretary
   ---------------------------------            --------------------------------

Date: 10/27/97                             Date: 11/7/97
   ---------------------------------             -------------------------------

                            THIRD AMENDMENT TO LEASE
                                 BY AND BETWEEN
                    CASIOPEA VENTURE CORPORATION, AS LANDLORD
                                       AND
                             VIRAGE, INC., AS TENANT

        This Third Amendment to Lease is entered into and made as of this 29TH DAY of DECEMBER 1998, by and between CASIOPEA VENTURE CORPORATION ("LANDLORD") and VIRAGE INC. ("TENANT"), with respect to the following facts:

        A. Whereas, Landlord and Tenant have heretofore entered into that certain lease, dated January 17, 1996, (the "Original Lease") under which Landlord leased to Tenant that certain space containing 5,674 rentable square feet commonly known as 177 Bovet Road, Suite 520 in San Mateo, California (the "Initial Premises"), which was amended on March 20, 1997 (the "First Amendment") for that certain space containing 4,134 rentable square feet commonly known as 177 Bovet Road, Suite 575 (the "Expansion Space") and 2,997 rentable square feet commonly known as 155 Bovet Road, Suite 303 (the "Additional Space") in San Mateo, California, and on October 17, 1997 (the "Second Amendment"), collectively herein referred to as the "Lease", upon terms and conditions described in said Lease;

        B. Whereas, Landlord and Tenant desires to amend said Lease as described below:

        NOW THEREFORE, in consideration of the Premises, and of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease is hereby amended from and after the date hereof as follows:

        1. Premises.

            (a) Section 1.1(c) entitled "Premises" shall be modified to include that certain space containing 5,461 rentable square feet commonly known as 177 Bovet Road, Suite 350 in San Mateo, California (the "Relocation Premises").

            (b) Section 1.1(c) entitled "Premises" shall be reduced by that certain space containing 2,997 rentable square feet commonly known as 155 Bovet Road, Suite 303 in San Mateo, California (the "Terminated Premises").

            (c) The Entire Premises will include the Initial Premises, the Expansion Premises, and the Relocation Premises for a total of 15,269 rentable square feet.

        2. Term.

            (a) Section 1.1(d) entitled "Term" for the Relocation Premises shall commence on March 1, 1999, or upon substantial completion of the tenant improvements, whichever is sooner (the "Relocation Commencement Date"), and terminate on May 31, 2002 (the "Termination Date").

            (b) Section 1.1(d) entitled "Term" shall be modified such that the termination date for the Terminated Premises shall be effective as of the commencement date of the Relocation Premises.

        3. Monthly Rent.

            (a) Section 1.1 (e) entitled "Monthly Rent" for the Relocation Premises shall be as follows:

PERIOD                                             RATE PSF/MO           MONTHLY RENT
-------------------------------------------------------------------------------------
Relocation Commencement Date-05/31/2000            $3.35                 $18,294.35
06/01/2000-05/31/2001                              $3.45                 $18,840.45
06/01/2001-05/31/2002                              $3.55                 $19,386.55

        4. Section 1.1(f) entitled "Deposit" shall be $19,387.00 for the Relocation Premises. Landlord currently holds Tenant's security deposit of $7,792.00 for the Terminated Premises; such amount shall be transferred and applied to the security deposit for the Relocation Premises, leaving a balance due in the amount of $11,595.00, which amount shall be paid to the Landlord upon execution of this Third Amendment.

        5. Section 1.1(h) entitled "Tenant's Percentage Share" shall be amended to 6.16% for the Initial Premises, 4.49% for the Expansion Premises, and 5.93% for the Relocation Premises; or 16.58% for the Entire Premises.

        6. Section 1.1(i) entitled "Base Years" for the Relocation Premises shall be such that the Base Expense Year for Operating Expenses shall be calendar year 1999, and the Base Tax Year shall be the fiscal tax year 1999-2000.

        7. Section 1.1(k) entitled "Vehicle Parking Privileges Allocated to Tenant" shall be amended to 51 parking stalls for the Entire Premises. During the term of the Lease, Tenant shall have the option of obtaining additional temporary monthly parking permits, on an as available basis, at a nominal fee of $5.00 per additional monthly permit.

        8. Tenant Improvements for Relocation Premises. In consideration for this expansion and relocation, Landlord shall complete the tenant improvements per the attached Preliminary Space Plan (attached hereto as Exhibit A), including without limitation design, engineering, permitting and consulting fees (collectively the "Tenant Improvement Costs"), however Landlord's contribution towards such tenant improvements shall not exceed $5.00 per square foot or $27,305.00 for the entire Relocation Premises. Landlord and Tenant acknowledge that the tenant improvements contemplated in the Preliminary Space Plan will exceed Landlord's contribution.

        Tenant shall be responsible for the amount (Over Contribution Amount) equal to the difference between (i) the amount of the cost proposal to complete such improvements, and (ii) the amount of Landlord's contribution. Prior to the commencement of construction, Tenant shall deliver to Landlord an amount equal to 50% of the Over Contribution Amount; the remaining 50% shall be payable from the Tenant to the Landlord upon final completion of the improvements. In the event that, any revisions, changes or substitutions shall be made to the Tenant Improvements, 50% of any additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over Contribution Amount, with the remaining 50% payable upon completion of the improvements. The combination of Landlord and Tenant's contribution shall be used for payment of the following Tenant Improvement Costs:

            (a) Preparation by Landlord's Architect of the Construction Working Drawings, including without limitation all fees charged by City (including without limitation fees for building permits, and plan checks) in connection with the Tenant Improvement work in the Premises:

            (b) Demolition and construction work for completion of the Tenant Improvements;

            (c) All contractor's charges, general conditions, performance bonds premiums and construction fees;

            (d) Tenant Improvements as shown on the approved Preliminary Space Plan attached hereto as Exhibit A;

            (e) Excluding the cost of telecom or computer wiring (temporary and permanent), furniture, furniture installation, power poles or whips which connect to partition furniture, moving, storage and relocation expense; and Construction management fee of 5%.

        In the event that Tenant does request modifications, changes or alterations of the Tenant Improvements from what is shown on said Preliminary Space Plan, or causes any delay, then all associated costs shall be home by Tenant. If Tenant does seek to modify, change or alter the Tenant Improvements from the Preliminary Space Plan or does cause a delay, Tenant shall pay to Landlord any excess costs resulting therefrom in accordance with this Section 8.

        9. During the term of the Lease, Tenant shall have the option to install a satellite dish or antennae on the roof, at a rate of $300.00 per month per satellite dish / antennae, subject to Landlord's standard antennae license agreement.

        Except as set forth above, all terms, provisions, covenants and conditions of the Lease shall remain unchanged and in full force and effect, and the same are hereby ratified and confirmed, as of the date first set forth above.

LANDLORD                                 TENANT

Casiopea Venture Corporation             Virage, Inc.
By:     Rim Pacific Management Inc.      a California Corporation
Its:    Authorized Agent

/s/ Jonathan J. Feucht                   /s/ Paul Lego
-------------------------------------    ---------------------------------------
By:     Jonathan J. Feucht               By:     Paul Lego
Its:    Managing Director                Its:    President
Date:   January 19, 1999                 Date:   January 15, 1999


                                         /s/ Frank Pao
                                         ---------------------------------------
                                         By:     Frank Pao
                                         Its:    Secretary
                                         Date:   January 13, 1999

                            FOURTH AMENDMENT TO LEASE
                                 BY AND BETWEEN
                    CASIOPEA VENTURE CORPORATION, AS LANDLORD
                                       AND
                             VIRAGE, INC., AS TENANT

        This Third Amendment to Lease is entered into and made as of this 27TH day of JULY, 1999, by and between CASIOPEA VENTURE CORPORATION ("LANDLORD") and VIRAGE, INC. ("TENANT"), with respect to the following facts:

        A. Whereas, Landlord and Tenant have heretofore entered into that certain lease, dated January 17, 1996, (the "Original Lease") under which Landlord leased to Tenant that certain space containing 5,674 rentable square feet commonly known as 177 Bovet Road, Suite 520 in San Mateo, California (the "Initial Premises"), which was amended on March 20, 1997 (the "First Amendment") for that certain space containing 4,134 rentable square feet commonly known as 177 Bovet Road, Suite 575 (the "Expansion Space") and 2,997 rentable square feet commonly known as 155 Bovet Road, Suite 303 (the "Additional Space") in San Mateo, California, and on October 17, 1997 (the "Second Amendment"), and 5,461 rentable square feet commonly known as 177 Bovet Road, Suite 350 (the "Relocation Premises") in San Mateo, California which was amended on December 29, 1998 (the "Third Amendment"), collectively herein referred to as the "Lease", upon terms and conditions described in said Lease;

        B. Whereas, Landlord and Tenant desires to amend said Lease as described below:

        NOW THEREFORE, in consideration of the Premises, and of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease is hereby amended from and after the date hereof as follows:

        1. Premises.

            (a) Section 1.1(c) entitled "Premises" shall be modified to include that certain space containing 2,740 rentable square feet commonly known as 177 Bovet Road, Suite 550 in San Mateo, California (the "Second Expansion Premises").

            (b) The Entire Premises will include the Initial Premises, the Expansion Premises, and the Relocation Premises, and the Second Expansion Premises for a total of 18,009 rentable square feet.

        2. Term.

            (a) Section 1.1(d) entitled "Term" for the Second Expansion Premises shall commence on October 1, 1999, or upon substantial completion of the tenant improvements, whichever is sooner (the "Second Expansion Commencement Date"), and terminate on May 31, 2002 (the "Termination Date").

        3. Monthly Rent.

               (a) Section 1.1(e) entitled "Monthly Rent" for the Second Expansion Premises shall be as follows:

PERIOD                                          RATE PSF/MO            MONTHLY RENT
-----------------------------------------------------------------------------------
Second Expansion
Commencement Date-05/31/2000                    $3.35                  $ 9,179.00
06/01/2000-05/31/2001                           $3.45                  $ 9,453.00
06/01/2001-05/31/2002                           $3.55                  $ 9,727.00

        4. Section 1.1(f) entitled "Deposit" shall be $9,727.00 for the Second Expansion Premises.

        5. Section 1.1(h) entitled "Tenant's Percentage Share" shall be amended to 6.16% for the Initial Premises, 4.49% for the Expansion Premises, 5.93% for the Relocation Premises, and 3% for the Second Expansion Premises or 19.580/o for the Entire Premises.

        6. Section 1.1(i) entitled "Base Years" for the Second Expansion Premises shall be such that the Base Expense Year for Operating Expenses shall be calendar year 1999, and the Base Tax Year shall be the fiscal tax year 1999-2000.

        7. Section 1.1(k) entitled "Vehicle Parking Privileges Allocated to Tenant" shall be amended to 60 parking stalls for the Entire Premises. During the term of the Lease, Tenant shall have the option of obtaining additional temporary monthly parking permits, on an as available basis, at a nominal fee of $5.00 per additional monthly permit.

        8. Tenant Improvements for Relocation Premises. In consideration for this expansion, Landlord shall complete the tenant improvements per the attached Preliminary Space Plan (attached hereto as Exhibit A), including without limitation design, engineering, permitting and consulting fees (collectively the "Tenant Improvement Costs"), however Landlord's contribution towards such tenant improvements shall not exceed $3.00 per square foot or $8,220.00. Landlord and Tenant acknowledge that the tenant improvements contemplated in the Preliminary Space Plan will exceed Landlord's contribution.

        Tenant shall be responsible for the amount (Over Contribution Amount) equal to the difference between (i) the amount of the cost proposal to complete such improvements, and (ii) the amount of Landlord's contribution. Prior to the commencement of construction, Tenant shall deliver to Landlord an amount equal to 50% of the Over Contribution Amount; the remaining 50% shall be payable from the Tenant to the Landlord upon final completion of the improvements. In the event that, any revisions, changes or substitutions shall be made to the Tenant Improvements, 50% of any additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over Contribution Amount, with the remaining 50% payable upon completion of the improvements. The combination of Landlord and Tenant's contribution shall be used for payment of the following Tenant Improvement Costs:

            (a) Preparation by Landlord's Architect of the Construction Working Drawings, including without limitation all fees charged by City (including without limitation fees for building permits, and plan checks) in connection with the Tenant Improvement work in the Premises:

            (b) Demolition and construction work for completion of the Tenant Improvements;

            (c) All contractor's charges, general conditions, performance bonds premiums and construction fees;

            (d) Tenant Improvements as shown on the approved Preliminary Space Plan attached hereto as Exhibit A;

            (e) Excluding the cost of telecom or computer wiring (temporary and permanent), furniture, furniture installation, power poles or whips which connect to partition furniture, moving, storage and relocation expense; and

            (f) Construction management fee of 5%.

        In the event that Tenant does request modifications, changes or alterations of the Tenant Improvements from what is shown on said Preliminary Space Plan, or causes any delay, then all associated costs shall be borne by Tenant. If Tenant does seek to modify, change or alter the Tenant Improvements from the Preliminary Space Plan or does cause a delay, Tenant shall pay to Landlord any excess costs resulting therefrom in accordance with this Section 8.

        Except as set forth above, all terms, provisions, covenants and conditions of the Lease shall remain unchanged and in full force and effect, and the same are hereby ratified and confirmed, as of the date first set forth above.

LANDLORD                                   TENANT

Casiopea Venture Corporation               Virage, Inc.
By:     Rim Pacific Management Inc.        a California Corporation
Its:    Authorized Agent

/s/ Jonathan J. Feucht                     /s/ Paul Lego
---------------------------------------    -------------------------------------
By:     Jonathan J. Feucht                 By:     Paul Lego
Its:    Managing Director                  Its:    President
Date:   September 10, 1999                 Date:   August 30, 1999


                                           /s/ Frank Pao
                                           -------------------------------------
                                           By:     Frank Pao
                                           Its:    Secretary
                                           Date:   August 30, 1999

                            FIFTH AMENDMENT TO LEASE
                                 BY AND BETWEEN
                    CASIOPEA VENTURE CORPORATION, AS LANDLORD
                                       AND
                             VIRAGE, INC., AS TENANT

        This Fifth Amendment to Lease is entered into and made as of this 22ND day of NOVEMBER 1999, by and between CASIOPEA VENTURE CORPORATION ("LANDLORD") and VIRAGE, INC. ("TENANT"), with respect to the following facts:

        A. Whereas, Landlord and Tenant have heretofore entered into that certain lease, dated January 17, 1996, (the "Original Lease") under which Landlord leased to Tenant that certain space containing 5,674 rentable square feet commonly known as 177 Bovet Road, Suite 520 in San Mateo, California (the "Initial Premises"), which was amended on March 20, 1997 (the "First Amendment") for that certain space containing 4,134 rentable square feet commonly known as 177 Bovet Road, Suite 575 (the "Expansion Space") and 2,997 rentable square feet commonly known as 155 Bovet Road, Suite 303 (the "Additional Space") in San Mateo, California, and on October 17, 1997 (the "Second Amendment"), and 5,461 rentable square feet commonly known as 177 Bovet Road, Suite 350 (the "Relocation Premises") in San Mateo, California which was amended on December 29, 1998 (the "Third Amendment"), and for that certain space containing 2,740 rentable square feet commonly known as 177 Bovet. Road, Suite 550 (the "Second Expansion Premises") in San Mateo, California which was amended on July 27, 1999 (the "Fourth Amendment"), collectively herein referred to as the "Lease", upon terms and conditions described in said Lease;

        B. Whereas, Landlord and Tenant desires to amend said Lease as described below:

        NOW THEREFORE, in consideration of the Premises, and of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease is hereby amended from and after the date hereof as follows:

        1. Premises.

            (a) Section 1.1(c) entitled "Premises" shall be modified to include that certain space containing 2,661 rentable square feet commonly known as 177 Bovet Road, Suite 150 in San Mateo, California (the "Third Expansion Premises").

            (b) The Entire Premises will include the Initial Premises, the Expansion Premises, the Relocation Premises, the Second Expansion Premises, and the Third Expansion Premises for a total of' 20,670 rentable square feet.

        2. Term.

            (a) Section 1.1(d) entitled "Term" for the Third Expansion Premises shall commence on February 1, 2000, or upon substantial completion of the tenant improvements, whichever is sooner (the "Third Expansion Commencement Date"), and terminate on May 31, 2002 (the "Termination Date").

        3. Monthly Rent.

            (a) Section 1.1(e) entitled "Monthly Rent" for the Third Expansion Premises shall be as follows:

PERIOD                            RATE PSF/MO                     MONTHLY RENT
------------------------------------------------------------------------------
02/01/2000 - 01/31/2001           $3.35                           $ 8,914.35
02/01/2001 - 01/31/2002           $3.45                           $ 9,180.45
02/01/2002 - 05/31/2002           $3.55                           $ 9,446.55

        4. Section 1.1(f) entitled "Deposit" shall be $9,446.55 for the Third Expansion Premises.

        5. Section 1.1(h) entitled "Tenant's Percentage Share" shall be amended to 6.16% for the Initial Premises, 4.49% for the Expansion Premises, 5.93% for the Relocation Premises, 3% for the Second Expansion Premises, and 2.85% for the Third Expansion Premises or 22.43% for the Entire Premises.

        6. Section 1.1(i) entitled "Base Years" for the Third Expansion Premises shall be such that the Base Expense Year for Operating Expenses shall be calendar year 2000, and the Base Tax Year shall be the fiscal tax year 1999-2000.

        7. Section 1.1(k) entitled "Vehicle Parking Privileges Allocated to Tenant" shall be amended to 69 parking stalls for the Entire Premises. During the term of the Lease, Tenant shall have the option of obtaining additional temporary monthly parking permits, on an as available basis, at a nominal fee of $5.00 per additional monthly permit.

        8. Tenant Improvements for Relocation Premises. In consideration for this expansion, Landlord shall complete the tenant improvements to be provided after Tenant meets with the architectural firm of S. J. Sung on Wednesday, November 24, 1999 including without limitation design, engineering, permitting and consulting fees (collectively the "Tenant Improvement Costs"), however Landlord's contribution towards such tenant improvements shall not exceed $3.50 per square foot or $9,313.50. Landlord and Tenant acknowledge that the tenant improvements to be contemplated in the Preliminary Space Plan will exceed Landlord's contribution. Landlord acknowledges that all costs associated with recapturing the hallway will be at Landlord's sole cost.

        Tenant shall be responsible for the amount (Over Contribution Amount) equal to the difference between (i) the amount of the cost proposal to complete such improvements, and (ii) the amount of Landlord's contribution. Prior to the commencement of construction, Tenant shall deliver to Landlord an amount equal to 50% of the Over Contribution Amount; the remaining 50% shall be payable from the Tenant to the Landlord upon final completion of the improvements. In the event that, any revisions, changes or substitutions shall be made to the Tenant Improvements, 50% of any additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over Contribution Amount, with the remaining 50% payable upon completion of the improvements. The combination of Landlord and Tenant's contribution shall be used for payment of the following Tenant Improvement Costs:

            (a) Preparation by Landlord's Architect of the Construction Working Drawings, including without limitation all fees charged by City (including without limitation fees for building permits, and plan checks) in connection with the Tenant Improvement work in the Premises:

            (b) Demolition and construction work for completion of the Tenant Improvements;

            (c) All contractor's charges, general conditions, performance bonds premiums and construction fees;

            (d) Excluding the cost of telecom or computer wiring (temporary and permanent), furniture, furniture installation, power poles or whips which connect to partition furniture, moving, storage and relocation expense; and

            (e) Construction management fee of 5%.

        In the event that Tenant does request modifications, changes or alterations of the Tenant Improvements from what is shown on Preliminary Space Plan to be provided, or causes any delay, then all associated costs shall be home by Tenant. If Tenant does seek to modify, change or alter the Tenant Improvements from the Preliminary Space Plan or does cause a delay, Tenant shall pay to Landlord any excess costs resulting therefrom in accordance with this
Section 8.

        Except as set forth above, all terms, provisions, covenants and conditions of the Lease shall remain unchanged and in full force and effect, and the same are hereby ratified and confirmed, as of the date first set forth above.

LANDLORD                                   TENANT

Casiopea Venture Corporation               Virage, Inc.
By:     Rim Pacific Management Inc.        a California Corporation
Its:    Authorized Agent

/s/ Jonathan J. Feucht                     /s/ Paul Lego
---------------------------------------    -------------------------------------
By:     Jonathan J. Feucht                 By:     Paul Lego
Its:    Managing Director                  Its:    President
Date:   November 29, 1999                  Date:
                                                 -------------------------------


                                           /s/ Frank Pao
                                           -------------------------------------
                                           By:     Frank Pao
                                           Its:    Vice President of Business
                                                   Affairs and General Counsel
                                           Date:   November 23, 1999